Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A –	SCHEDULE OF PURCHASER

Exhibit B –	FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit C –	DISCLOSURE SCHEDULE*

Exhibit D –	FORM OF SHAREHOLDERS AGREEMENT

Exhibit E	FORM OF GUARANTY AGREEMENT

Exhibit F	FORM OF WARRANT AGREEMENT

*

The Disclosure Schedules to the Preferred Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 26th day of February, 2021 by and among TypTap Insurance Group, Inc., a Florida corporation (the “Company”), HCI Group, Inc., a Florida corporation (“Parent”), and CB Snowbird Holdings, L.P., a Delaware limited partnership (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Series A-1 and A-2 Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Florida on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in substantially the form of Exhibit B attached to this Agreement (the “Restated Articles”).

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing that number of voting shares of Series A-1 Preferred Stock, $0.001 par value per share (the “Series A-1 Preferred Stock”) and that number of non-voting shares of Series A-2 Preferred Stock, $0.001 par value per share (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”), set forth opposite the Purchaser’s name on Exhibit A, at a purchase price of $10.00 per share. The shares of Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on February 26, 2021, or at such other time and place as the Company and the Purchaser shall mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall deliver to the Purchaser the Shares free and clear of all liens, which shall be recorded by the Secretary of the Company in book entry form (unless the Purchaser requests physical certificates, in which case physical certificate will be delivered as requested) against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. Notwithstanding the foregoing, the portfolio companies (including Parent, the Company and their respective Subsidiaries) of investment funds or accounts organized, managed or advised by Centerbridge Partners, L.P. or any of its Affiliates will not be deemed to be Affiliates of the Purchaser for purposes of this Agreement.

(b) “Anti-Money Laundering Laws” has the meaning set forth in Section 2.26(b).

(c) “Board” has the meaning set forth in Section 4.12.

(d) “Bylaws” means the Bylaws of the Company, as amended from time to time.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(g) “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(h) “Control Filing” has the meaning set forth in Section 6.14.

(i) “Data Breach” means any unauthorized Processing of Company data or IT Systems or any other data security incident requiring notification to any Person (including any Governmental Entity) under Privacy Requirements.

(j) “Data Processor” means a Person that Processes Personal Data on behalf of, at the direction of, or while providing services to, the Company or any of its Subsidiaries.

(k) “Deficiency” has the meaning set forth in Section 2.22.

(l) “Disclosure Schedule” has the meaning set forth in Section 2.

(m) “Disqualification Event” has the meaning set forth in Section 2.5(b).

(n) “ERISA” has the meaning set forth in Section 2.18(d).

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(o) “Financial Statements” has the meaning set forth in Section 2.16(a).

(p) “GAAP” has the meaning set forth in Section 2.16(a).

(q) “Governmental Entity” has the meaning set forth in Section 2.9(c).

(r) “Guaranty Agreement” means the Parent Guaranty Agreement, dated as of the date hereof, by and among the Company, the Parent and the Purchaser in substantially all the form of Exhibit D attached to this Agreement.

(s) “Indemnification Agreement” means the agreement between the Company and the director designated by the Purchaser (as long as it is entitled to designate a member of the Board of Directors) pursuant to the Shareholders Agreement, dated as of the Closing, in the form mutually agreed upon by the Company and the Purchaser.

(t) “Insurance Contract” means any insurance policy, binder, slip or contract issued by TTIC.

(u) “Insurance Laws” means all Laws applicable to the business of insurance or the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders of Governmental Entities and Insurance Regulatory Authorities.

(v) “Insurance Licenses” has the meaning set forth in Section 2.22.

(w) “Insurance Producer” means any insurance agent, insurance broker, insurance intermediary, general agent, managing general agent, excess or surplus lines broker or insurance agency currently responsible for soliciting, selling, negotiating, offering, marketing or producing Insurance Contracts.

(x) “Insurance Regulatory Authority” means with respect to any state or the District of Columbia, the Governmental Entity charged with the regulation and supervision of insurance companies in such state or the District of Columbia.

(y) “IT Systems” mean the hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and internet-related information, technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or Processed in the conduct of the business of the Company.

(z) “Key Employee” means any executive-level employee (including division director and vice president-level positions).

(aa) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the following officers after reasonable inquiry of direct reports: Paresh Patel, Kevin Mitchell, Andrew Graham, Mark Harmsworth, Karen Coleman and Brook Baker.

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(bb) “Law” has the meaning set forth in Section 2.10.

(cc) “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

(dd) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining, whether there has been a Material Adverse Effect: any occurrence, state of facts, change, event, effect or circumstance to the extent arising after the date hereof and resulting from (i) changes in operating, business, regulatory or other conditions in the homeowners insurance industry in the geographic locations in which the Company operates, except to the extent that the effect of such change or condition disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to similar businesses in such geographic locations generally, (ii) changes in global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, except to the extent that the effect of such change or condition disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to similar businesses in such geographic locations generally; (iii) any change affecting the United States economy generally or the economy of any region in which such entity conducts business that is material to the business of such entity, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), except to the extent that the effect of such change or condition disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to similar businesses in the United States generally, (iv) changes in GAAP or other accounting requirements or principles or any changes in applicable laws or the interpretation or enforcement thereof, including by the National Association of Insurance Commissioners and the Financial Accounting Standards Board, (v) compliance with the terms of, or taking any action permitted by, this Agreement or with the consent of the Purchaser, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, agents or other third-party marketing partners or producers, suppliers, financing sources, employees and/or consultants or regulators and/or on revenue, profitability and cash flows, (vi) the failure of the Company or any of its Subsidiaries to meet or achieve any earnings, commissions, premiums written or other results set forth in any projection or forecast (provided, that this clause (vi) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), and (vii) pandemics (including COVID-19), hurricanes, earthquakes, floods, windstorms, hailstorms or other natural disasters or catastrophes (provided, that this clause (vii) shall not prevent a determination that any loss or losses (or portions thereof) arising from such disasters or catastrophes has or have resulted in a Material Adverse Effect, but only to the extent (1) any such losses are not covered by reinsurance (including any applicable deductible the payment of which shall not be taken into account in determining whether there has been a Material Adverse Effect), and (2) not otherwise excluded from this definition of Material Adverse Effect).

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(ee) “OFAC” has the meaning set forth in Section 2.26(c).

(ff) “Parent” has the meaning set forth in the Preamble.

(gg) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(hh) “Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including: (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an internet protocol address, a processor or device serial number, or a unique device identifier; (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements; or (c) any other information that allows the identification of a natural person.

(ii) “Privacy Requirements” means any and all applicable Laws, industry requirements, and contracts relating to the Processing of Personal Data, including: (a) each Law relating to the protection or Processing of Personal Data that is applicable to the Company, (b) each contract relating to the Processing of Personal Data applicable to the Company; and (c) each applicable rule, code of conduct, or other requirement of self-regulatory bodies and applicable industry standards.

(jj) “Processing”, “Process” or “Processed”, with respect to any Company data or IT Systems, means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, destruction, transfer, modification, or any other processing (as defined by Privacy Requirements) of such Company Data or IT Systems.

(kk) “Purchaser” has the meaning set forth in the Preamble.

(ll) “Regulatory Filings” has the meaning set forth in Section 2.20.

(mm) “Reinsurance Contract” has the meaning set forth in Section 2.24(a).

(nn) “Reserves” means the reserves, funds or provisions of TTIC, as applicable, for losses, claims, premiums, policy benefits and expenses, including unearned premium reserves, reserves for incurred losses, incurred but not reported losses and loss adjustment expenses, in respect of an Insurance Contract or any insurance policies reinsured or assumed by TTIC.

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(oo) “Sanctioned Country” has the meaning set forth in Section 2.26(c).

(pp) “Sanctions” has the meaning set forth in Section 2.26(c).

(qq) “SAP” means, as to any insurance company, the statutory accounting practices and procedures prescribed or permitted by the applicable Insurance Regulatory Authority in the jurisdiction in which such insurance company is domiciled.

(rr) “SAP Statements” has the meaning set forth in Section 2.16(b).

(ss) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(tt) “Shareholders Agreement” means the Shareholder Agreement, dated as of the date hereof, by and among the Company, the Parent and the Purchaser in substantially the form of Exhibit E attached to this Agreement.

(uu) “Shares” means the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock issued at the Closing.

(vv) “Stock Plan” has the meaning set forth in Section 2.2(b).

(ww) “Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons has been allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

(xx) “Tax” or “Taxes” means federal, state, county, local, non-U.S., or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, disability, windfall profits, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, unclaimed property or escheatment, charges, fees, imposts, levies or other assessments by any Governmental Entity or taxing authority, and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

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(yy) “Tax Return” means any return, claim or refund, declaration, information report or filing (including schedules, attachments or any related or supporting information) with respect to Taxes, filed or required to be filed with any Governmental Entity or taxing authority, including any schedules attached thereto and including any amendment thereof.

(zz) “Transaction” has the meaning set forth in Section 3.2.

(aaa) “Transaction Agreements” means this Agreement, the Guaranty Agreement, and the Shareholders Agreement.

(bbb) “TTIC” means TypTap Insurance Company, an insurance company domiciled in the State of Florida and a wholly owned Subsidiary of the Company.

(ccc) “Warrant Agreement” means the Warrant Agreement, dated as of the date hereof, by and among Purchaser and Parent in substantially the form of Exhibit F attached to this Agreement.

2. Representations and Warranties of the Company. The Company and, solely with respect to Sections 2.1, 2.3, 2.4, 2.5, 2.6 and 2.7(c), the second sentence of Section 2.11, and the second sentence of Section 2.14, and Section 2.27, Parent, each hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to qualify the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent the applicability of such disclosure to such other sections and subsections is reasonably apparent on its face.

For purposes of these representations and warranties (other than those in Subsection 2.2), the term the “Company” shall include any Subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital stock of the Company consists, immediately prior to the Closing, of:

(i) 183,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 75,000,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are owned, beneficially and of record, solely by Parent. Parent has not entered into any agreement or arrangement to transfer or sell or transfer any of its shares of Common Stock to any Person, and except as set forth in Section 2.2 of the Disclosure Schedule, such shares of Common Stock are not subject to any lien.

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(ii) 37,502,000 shares of Preferred Stock, of which (x) 36,362,000 shares have been designated Series A-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing, and (y) 1,140,000 shares have been designated Series A-2 Preferred Stock, none of which are issued or outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles and as provided by the Florida Business Corporation Act.

(b) The Company has reserved 7,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2021 Equity Incentive Plan (the “Stock Plan”). Of such reserved shares of Common Stock, 6,000,000 shares of restricted stock have been granted and are currently outstanding or will be granted on or prior to the Closing, and 1,000,000 shares will remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan following the Closing. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in the Shareholders Agreement, and (C) the securities and rights described in Subsection 2.2(a) and Subsection 2.2(b) of this Agreement (including the conversion privileges of Preferred Stock issued and outstanding immediately prior to the Closing), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company or Parent any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

2.3 Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company and Parent do not currently own or control, directly or indirectly, any interest in any other Person. Each of the Subsidiaries of the Company that are required to be listed in Section 2.3 of the Disclosure Schedules is a corporation or limited liability company that is duly, organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. All of the issued and outstanding capital shares of, and all of the equity interests in, each of the Company’s Subsidiaries are owned beneficially and of record solely by the Company, free and clear of all liens, preemptive rights and any other material limitations or restrictions and have been duly authorized and validly issued, and are fully paid and non-assessable. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board of Directors and shareholders of the Company and Parent in order to authorize the Company and Parent to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, to issue the warrants as contemplated by

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the Warrant Agreement, and to consummate the transactions consummated hereby and thereby, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company and Parent necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company and Parent under the Transaction Agreements to be performed, and the issuance and delivery of the Shares and the warrants contemplated by the Warrant Agreement and the consummation of the other transactions contemplated hereby and thereby has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company and Parent, shall constitute valid and legally binding obligations of the Company and Parent, as applicable, enforceable against the Company and Parent in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Shareholders Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Shares.

(a) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of all liens or encumbrances and restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws of general applicability and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6(b) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be validly issued, fully paid and non-assessable and free of all liens or encumbrances and restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws of general applicability and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.6(b) below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

(b) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or Parent, to the Company or Parent’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(c) Neither the Company nor Parent, nor any of their respective Affiliates has, whether directly or through any agent or person acting on its behalf, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares contemplated by this Agreement pursuant to the Securities Act. No registration of the Shares under the Securities Act is required for the sale and delivery of the Shares in the manner contemplated by this Agreement.

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2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Entity is required on the part of the Company or Parent in connection with the execution and delivery of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, except for (a) the filing of the Restated Articles with the Secretary of State of the State of Florida, which will have been filed as of the Closing, (b) filings pursuant to applicable state securities laws that are listed on Section 2(b) of the Disclosure Schedule, which have been made or will be made in a timely manner and (c) filings and consents from the Florida Office of Insurance Regulation pursuant to Section 628.461, Fla. Stat. (2020) that are listed in Section 2(c) of the Disclosure Schedule, which filings have been or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint or charge pending or, to the Company’s knowledge, threatened in writing (a) against the Company other than ordinary cause claim litigation seeking recoveries within applicable policy limits, (b) against any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (c) against the Company or Parent or any of their Affiliates and that questions the validity of the Transaction Agreements or the right of the Company or the Parent to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither the Company nor, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits or proceedings pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. To the Company’s knowledge, no third party (including Parent and its Subsidiaries other than the Company and its Subsidiaries) is infringing, misappropriating, or otherwise violating, or has since January 1, 2018, infringed, misappropriated or otherwise violated, any Company Intellectual Property.

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2.9 Data Privacy and Security.

(a) The IT Systems currently used by the Company (or any Affiliate of the Company that provides relevant services to the Company) are in good working condition, do not, to the Knowledge of the Company, contain any Malicious Code or defect, and operate and perform as necessary to conduct the business of the Company as currently conducted.

(b) The Company and, with respect to the Processing of Company data, its Data Processors, comply and have complied at all times with the Privacy Requirements in all material respects. To the extent required by Privacy Requirements, (i) Personal Data is Processed by the Company and its Data Processors in an encrypted manner and (ii) Personal Data is securely deleted or destroyed by the Company and its Data Processors.

(c) The Company and, to the Company’s Knowledge, its Data Processors, have not suffered a Data Breach, been required to notify any person or any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) of any Data Breach or been adversely affected by any Malicious Code or denial-of-service attacks on any IT Systems. Neither the Company, nor any third party acting at the direction or authorization of the Company, has paid any perpetrator of any actual or threatened Data Breach or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack. Neither the Company nor any of its Affiliates has received a written notice (including any enforcement notice), letter, or complaint from a Governmental Entity or any other Person alleging noncompliance or potential noncompliance with any Privacy Requirements relating to the Company’s business.

2.10 Compliance with Law. The Company is, and since January 1, 2018 has been, in compliance in all material respects with and is not in any material respect in default under or in violation of all applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, directive, decree, agency requirement, or published interpretation of any Governmental Entity or self-regulatory organization (collectively, “Laws” and each, a “Law”).

2.11 Compliance with Other Instruments. The Company is not, and since January 1, 2018 has not been, in violation or default (a) of any provisions of its Restated Articles or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule. The execution, delivery and performance of the Transaction Agreements by the Company or Parent and their consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Parent or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or Parent.

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2.12 Agreements; Actions.

(a) Except as set forth in Section 2.12(a) of the Disclosure Schedule and except for the Transaction Agreements themselves, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the exclusive license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or (iii) is otherwise material to the Company’s business.

(b) Section 2.12(b) of the Disclosure Schedule sets forth all agreements between the Company and its Subsidiaries, on the one hand, and Parent and its Subsidiaries (other than the Company and its Subsidiaries), on the other hand.

(c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or sales of obsolete equipment in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.12, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection. Immediately after the Closing and after taking into account the payment contemplated by Section 4.11, neither the Company nor any of its Subsidiaries will have any indebtedness for borrowed money owed to Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) other than as described in Section 2.12(c) of the Disclosure Schedule.

(d) Except as set forth in the Disclosure Schedule, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.13 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchaser or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

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2.14 Rights of Registration and Voting Rights. Except as provided in the Shareholders Agreement, the Company is not and has not been under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except as contemplated in the Shareholders Agreement, no shareholder of the Company (i.e. Parent) has entered into any agreements with respect to the voting of capital shares of the Company.

2.15 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.16 Financial Statements.

(a) The Company has delivered to the Purchaser its audited financial statements as of and for the years ended December 31, 2019 and 2020 (including balance sheet, and income statement and statement of cash flows as of and for the year ended December 31, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after December 31, 2020; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(b) The financial statements of TTIC included in the Regulatory Filings (the “SAP Statements”) were prepared in accordance with SAP, consistently applied for the periods covered thereby, and fairly present, in all material respects, the statutory financial position of TTIC, as of the respective dates thereof, and the results of operations and changes in capital and surplus and cash flows of TTIC for the respective periods set forth therein subject, in the case of the SAP Statements with respect to interim periods, to normal year-end audit adjustments and the absence of footnote disclosures. No material violation or Deficiency has been asserted by any Governmental Entity with respect to any SAP Statements that has not been cured or resolved, to the Company’s Knowledge, to the satisfaction of the Governmental Entity prior to the date hereof. As of their respective filing dates, the SAP Statements complied with, all Insurance Laws in all material respects.

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(c) The Reserves, (i) were determined in accordance with SAP applied on a consistent basis for the periods presented, (ii) were determined in accordance with generally accepted actuarial standards applied on a consistent basis for the periods presented (except as otherwise noted in the SAP Statements or the notes thereto), (iii) satisfied the requirements of applicable Insurance Laws in all material respects and (iv) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the SAP Statements.

2.17 Changes. Since December 31, 2020, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.

2.18 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity Laws and with other Laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.18 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.18 of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(d) Subsection 2.18 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.19 Tax Matters. There are no Taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign Taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits or other proceedings of any Tax Returns or reports by any applicable federal, state, local or foreign Governmental Entity and no such examinations, audits or proceedings have been threatened in writing. The Company has duly and timely filed all federal, state, county, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all material respects. There are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. All material Taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Entity or third party when due (or set aside for payment when due). No claim has ever been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. The Company has not distributed stock of another Person or has had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 of Section 361 of the Code. The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (v) installment sale or open transaction disposition made prior to the Closing; or (vi) prepaid amount or deferred revenue received prior to the Closing. The Company (i) has not been a member of an affiliated group filing a consolidated, combined, or unitary federal, state, local, or non-U.S. income Tax Return (other than a group the common parent of which was Parent or the Company) or (ii) has any material liability for the Taxes of any Person (other than Parent or its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by contract, or otherwise. The Company is not a party to any Tax sharing, allocation or similar agreement.

2.20 Regulatory Filings; Guaranty Funds. Except as set forth on Subsection 2.20 of the Disclosure Schedules, the Company has filed all material reports, statements, documents, registrations (including registrations with applicable Insurance Regulatory Authorities as a member of an insurance holding company system), filings, notices or submissions, and any supplements or amendments thereto (collectively, the “Regulatory Filings”) required to be filed by it with any Governmental Entity since January 1, 2018. The Regulatory Filings were in

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compliance with applicable Law in all material respects when filed and, to the Company’s Knowledge, no material Deficiencies have been asserted by any Insurance Regulatory Authority with respect to any Regulatory Filing. Except as disclosed on Subsection 2.20 of the Disclosure Schedules, no fine or penalty has been imposed on the Company by any Insurance Regulatory Authority since January 1, 2018. Except as set forth on Subsection 2.20 of the Disclosure Schedules, the Company does not currently participate in, nor is it required under applicable Law to participate in, any guaranty fund, risk sharing plan, pool, joint underwriting association or similar arrangement.

2.21 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.21.

2.22 Permits; Insurance Licenses. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to be material to the Company’s business. The Company is not, and since January 1, 2018 has not been, in default in any material respect under any of such franchises, permits, licenses or other similar authority. Subsection 2.22 of the Disclosure Schedules contains a true and correct list of each state in which the Company is licensed to conduct an insurance business on an admitted or authorized basis or as an approved, qualified or eligible excess and surplus lines carrier (the “Insurance Licenses”). Except as set forth on Subsection 2.22 of the Disclosure Schedules, (i) the Company has not received any notice of suspension, termination or material limitation with respect to any Insurance License (a “Deficiency”); (ii) to the Company’s knowledge, there is no threatened Deficiency action or suspension or termination therewith; and (iii) no investigation or proceeding is pending or, to the Company’s knowledge, threatened, that would be reasonably likely to result in the imposition of a Deficiency or any revocation or suspension, or any adverse modification, limitation or restriction of any Insurance License. All of the Insurance Licenses are duly issued, valid, in full force and effect and authorize the Company to transact the business of insurance as set forth in such Insurance License, without restriction, condition or qualification of any kind other than those restrictions, conditions or qualifications generally applicable to all insurance companies transacting the business of insurance as an admitted carrier or excess and surplus carrier, as applicable, in one or more of the Authorized States, or as may otherwise be set forth in any such Insurance License.

2.23 Insurance Regulatory.

(a) TTIC is the only Subsidiary through which the Company sells insurance products. As of the date hereof, there are no material examinations, investigations or inquiries by any Insurance Regulatory Authority in progress with respect to TTIC (other than normal and customary inquiries) nor are any such examinations, investigations or inquiries (other than normal and customary inquiries) pending or scheduled.

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(b) All the Insurance Contracts are, to the extent required under applicable Insurance Laws, on forms and at premium rates approved by the applicable Insurance Regulatory Authority or, to the extent required by applicable Laws, have been filed with and approved or not objected to, as applicable, by such Insurance Regulatory Authority within the period provided for objection, except as is not, or would not reasonably be expected to be, material to the Company. All (i) premiums established and charged by TTIC conform to such premium rates as filed and approved or not objected to, as applicable, by the applicable Insurance Regulatory Authority and (ii) any marketing materials of TTIC have been, to the extent required under applicable Law, filed with or submitted to and approved or not objected to by the relevant Governmental Entity within the period provided for objection, in each case, except as is not, or would not reasonably be expected to be, material to the Company.

(f) Except as required by any Insurance Laws of general applicability and Insurance Licenses, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings between TTIC, on the one hand, and any Governmental Entity, on the other hand. There are no material orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Entity that materially restricts the conduct of the business of TTIC, limits in any material respect the ability of TTIC to pay dividends or in any manner relates to its capital adequacy, credit or risk management policies or management.

(i) TTIC is not commercially domiciled in any U.S. jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization.

Section 2.24 Reinsurance.

(a) Each reinsurance or retrocession treaty or agreement slip, binder, cover or other similar arrangement to which TTIC is a party (“Reinsurance Contract”) is valid and binding on TTIC and, to the Company’s Knowledge, each other party thereto, and is in full force and effect, except in each case, as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and except where the failure to be valid, binding or in full force and effect is not, or would not reasonably be expected to be, material to the Company. TTIC and, to the Company’s Knowledge, each third party ceding company or reinsurer that is a party to any Reinsurance Contract is not insolvent or the subject of rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, and the financial condition of such ceding company or reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except as is not, or would not reasonably be expected to be, material to the Company. TTIC and, to the Company’s Knowledge, any other party to any Reinsurance Contract, has performed all obligations required to be performed by it thereunder in all material respects.

(c) Since January 1, 2018, (i) there has not been any dispute with respect to any amounts recoverable or payable by TTIC pursuant to any Reinsurance Contract, (ii) no reinsurer party to a Reinsurance Contract has denied coverage or disputed the amount of such with respect to any current or prospective claim and (iii) no ceding party under a Reinsurance Contract has disputed the denial of or the amount of coverage afforded with respect to any current or prospective claim, in each case, except as is not, or would not reasonably be expected to be, material to the Company. TTIC was entitled under SAP to take full financial statement credit for all amounts for which such financial statement credit was taken in the SAP Statements for any amounts recoverable by it pursuant to any Reinsurance Contract.

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2.25 Producers. Any Affiliates and employees of the Company and, to the Company’s Knowledge, each other Person, who, in the case of each of the foregoing, is performing or has performed the duties of an Insurance Producer on behalf of TTIC, at the time such Insurance Producer offered sold, solicited, negotiated or produced any insurance business or otherwise performed services for or on behalf of TTIC, was duly licensed as required by applicable Insurance Laws to perform such duties and performed such duties in compliance with applicable Insurance Laws, except as is not, or would not reasonably be expected to be, material to the Company.

2.26 Other Regulatory Provisions.

(a) To the Company’s Knowledge, none of the Company or Parent nor any director, officer, agent, employee, controlled Affiliate or other person associated with or acting on behalf of the Company or Parent has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made or taken an act in furtherance of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption Law. The Company, Parent and their Affiliates conduct their business in compliance with applicable anti-corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Laws.

(b) The operations of the Company and Parent are and have been conducted at all times in compliance with the requirements of applicable Anti-Money Laundering Laws, including the Bank Secrecy Act of 1970, as amended, and the rules and regulations promulgated thereunder, and the applicable Anti-Money Laundering Laws of the various jurisdictions in which the Company and Parent conduct business (collectively, the “Anti-Money Laundering Laws”) and no action by or before any Governmental Entity involving the Company or Parent with respect to the Anti-Money Laundering Laws is pending or threatened.

(c) None of the Company nor Parent nor any director, officer, agent, employee or Affiliate of the Company or Parent is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (including the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or is located, organized, or resident in a country or territory that is the subject of Sanctions, including Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the Transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the Company’s Knowledge, the Company and Parent have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country in a manner that would violate any Sanctions.

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2.27 Corporate Documents. The Restated Articles and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.28 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.29 Ratings. As of the date of this Agreement, Demotech, Inc. has not announced or notified the Company in writing that the ratings of the Company are under negative watch. To the Company’s Knowledge, as of the date of this Agreement, there are no conditions (financial or otherwise) relating to the Company that result in, or would reasonably be expected to result in, Demotech, Inc. reducing the rating currently held by the Company.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. The Purchaser has full limited partnership power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Shareholders Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which Purchaser hereby confirms, that the entire beneficial ownership interest in the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

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3.3 Disclosure of Information. The Purchaser acknowledges that it has (a) received, reviewed and understood the materials made available to it in connection with the transactions contemplated herein (the “Transaction”), (b) had the opportunity to ask questions of and receive answers from the Company directly and (c) had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. Based on such information as the Purchaser has deemed appropriate, and without reliance upon the Company’s placement agent, J.P. Morgan, the Purchaser has independently made its own analysis and decision to enter into the Transaction. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon and, except for such representations and warranties, the Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

3.4 Restricted Securities. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Shareholders Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that (a) the Shares have not been registered under the securities laws of the United States or any other jurisdiction, (b) no public market now exists for the Shares and (c) the Shares may not be resold or transferred in the United States or otherwise except in compliance with applicable Law and the restrictions on transfer set forth in the Transaction Agreements.

3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

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“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT RESTRICTING THE TRANSFER, PLEDGE OR ENCUMBRANCE OF SHARES. ANY TRANSFER OR ACQUISITION IN VIOLATION OF THAT AGREEMENT IS NULL AND VOID. THE COMPANY WILL FURNISH ANY OF ITS SHAREHOLDERS A COPY OF THE AGREEMENT UPON REQUEST AND WITHOUT CHARGE.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. The Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transaction. The Purchaser has determined, based on its own independent review and such professional advice as it deems appropriate, that the purchase of the Shares does not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound. The Purchaser is able to bear the substantial risks associated with its purchase of the Shares, including, but not limited to, loss of the entire investment therein.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9 Third Party Beneficiary. The Purchaser acknowledges that J.P. Morgan is an intended third party beneficiary of the representations made by the Purchaser in this Section 3 and may rely on such representations to the same extent as if the representations in this Section 3 had been made to J.P. Morgan.

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3.10 Exculpation . The Purchaser hereby acknowledges and agrees that (a) J.P. Morgan is acting solely as placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, (b) J.P. Morgan has not made and will not make any representation or warranty, whether express or implied, of any kind or character to the Purchaser and has not provided any advice or recommendation to the Purchaser in connection with the Transaction, (c) J.P. Morgan will have no responsibility with respect to (i) any representations, warranties or agreements made by any other Person under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any of the foregoing, or (ii) the business, affairs, financial condition, operations, properties or prospects of the Company, and (d) J.P. Morgan shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, whether in contract, tort or otherwise, to the Purchaser in respect of the Transaction. The foregoing will in no way affect the terms of any engagement or retention agreement between the Company and J.P. Morgan.

4. Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Shareholders Agreement. The Company, the Purchaser and the Parent shall have executed and delivered the Shareholders Agreement.

4.6 Restated Articles. The Company shall have filed the Restated Articles with the Secretary of State of Florida on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.7 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the shareholders of the Company approving the Restated Articles.

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4.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents shall include good standing certificates of the Company and Parent.

4.9 Guaranty Agreement.

(a) The Company and the Parent shall have executed and delivered the Guaranty Agreement.

(b) The Purchaser shall have received a certificate of the Secretary or Assistant Secretary of the Parent, attaching and certifying copies of the Parent’s organization documents and resolutions of its Board of Directors, authorizing the execution and delivery by, and performance of, the Parent of the Guaranty Agreement.

(c) The Purchaser shall have received reasonably acceptable evidence that Parent has received all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable Law, the organization documents of Parent or by any contractual obligation of Parent, in connection with the execution, delivery, performance, validity and enforceability of the Guaranty Agreement or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired.

(d) The Purchaser shall have received a legal opinion from Foley & Lardner LLP, in form and substance reasonably acceptable to the Purchaser containing customary matters for transactions of this type and dated as of the Closing.

(e) The Purchaser shall have received a certificate of a responsible officer of Parent certifying as to the accuracy, as of the Closing, of each of the representations and warranties of Parent set forth in Section 3 of the Guaranty Agreement.

4.10 Warrant Agreement. Parent shall have executed and delivered to the Purchaser the Warrant Agreement in substantially the form of Exhibit F attached hereto (the “Warrant Agreement”).

4.11 Parent Debt. The Company shall, in connection with the Closing, repay up to $22 million in borrowed money indebtedness arising after December 10, 2020 and owing to the Parent on or prior to the Closing. Parent will deliver to the Company a pay-off letter for any such indebtedness described in the preceding sentence, evidencing the full repayment and discharge of such indebtedness.

4.12 Board of Directors. The authorized size of the Board of Directors of the Company (the “Board”) shall be eight (8) as of the Closing and the Board shall be comprised of Paresh Patel, Eric Hoffman, Kevin Mitchell, Loreen Spencer, Jim Macchiarola, and Martin Dolan.

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4.13 Indemnification Agreement. The Company shall have executed and delivered the Indemnification Agreements.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Shareholders Agreement. The Purchaser shall have executed and delivered the Shareholders Agreement.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company, Parent and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser, Parent or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of New York regardless of its internal choice of law provisions.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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6.6 Press Releases and Announcements. Unless required by Law (in which case each of the parties hereto agrees to use reasonable efforts to consult with the other parties prior to any such disclosure as to the form and content of such disclosure) or as otherwise agreed in writing by the parties, no press releases or other public releases of information related to this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby will be issued or released without the consent of each of the parties; provided, that (a) the Purchaser, the Company and their respective Affiliates may issue any such releases of information which do not disclose the economic terms hereof without the consent of any other party hereto and (b) the Purchaser and its Affiliates may provide ordinary course communications regarding this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby to existing or prospective direct or indirect equityholders, limited partners or lenders on a confidential basis.

6.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.7. If notice is given to the Company or Parent, a copy shall also be sent to Foley & Lardner, LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602, Attn.: Curt Creely (ccreely@foley.com) and Beth Felder (bfelder@foley.com), and if notice is given to the Purchaser, a copy shall also be given to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attn.: Rajab S. Abbassi (rajab.abbassi@kirkland.com).

6.8 Indemnification for Finder’s Fees. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the parties. Any amendment or waiver effected in accordance with this Subsection 6.9 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, Parent and the Company.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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6.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Articles and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13 Expenses. The Company will pay for or reimburse each party for its costs and expenses incurred in the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby that are contemplated to occur at the Closing and in connection with the Control Filing and the actions contemplated by Section 6.14, including in each case the fees and expenses of legal counsel, investment advisors and accountants. Notwithstanding the foregoing, the fees and expenses of J.P. Morgan that are incurred in connection with the transactions contemplated by this Agreement shall be borne by Parent.

6.14 Cooperation. The Purchaser may, at its election and in its sole discretion, after the Closing and in connection with the conversion of the Series A-2 Preferred Stock to Series A-1 Preferred Stock, submit to the Florida Office of Insurance Regulation an application to acquire control of the Company and TTIC under § 628.461 of Fla. Stat. (the “Control Filing”). If the Purchaser elects to submit the Control Filing, the Company and Parent shall cooperate with the Purchaser in good faith in connection with the preparation and filing by the Purchaser of the Control Filing, and in order to obtain, as promptly as practicable after the date of such filing, the approval of the Florida Office of Insurance Regulation with respect thereto, including by furnishing the Purchaser with such necessary information and reasonable assistance as the Purchaser may reasonably request in connection with preparing any necessary filings or submissions of information to the Florida Office of Insurance Regulation, including the Control Filing. The Purchaser may in its sole discretion at any time decide to abandon its attempt to obtain the approval of the Control Filing by the Florida Office of Insurance Regulation.

6.15 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, all as located in Manhattan, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and

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state courts located within the geographic boundaries of the United States District Court for the Southern District of New York in Manhattan, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

TYPTAP INSURANCE GROUP, INC.

By:	/s/ Paresh Patel
Name: Paresh Patel
Title: Chief Executive Officer

PARENT:

HCI GROUP, INC.

By:	/s/ Andrew L. Graham
Name: Andrew L. Graham
Title: Secretary and General Counsel

Address for Company and Parent:
5300 West Cypress Street, Suite 100
Tampa, Florida 33607
Attention: Andrew L. Graham, General Counsel
Email: agraham@hcigroup.com

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

PURCHASER:

CB SNOWBIRD HOLDINGS, L.P.

By: CSCP III Cayman GP Ltd., its general partner

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

Address:
c/o Centerbridge Partners, L.P. 375 Park Avenue, 11th Floor
New York, NY 10152-0002
Attn: The Office of the General Counsel
Eric Hoffman
Email: ehoffman@centerbridge.com
legalnotices@centerbridge.com

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASER

Exhibit B -	FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF SHAREHOLDERS AGREEMENT

Exhibit E -	FORM OF GUARANTY AGREEMENT

Exhibit F -	FORM OF WARRANT AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASER’S SHARES

	No. of A-1 Shares	No. of A-2 Shares	Total Price
CB Snowbird Holdings, L.P.	9,000,000	1,000,000	$100,000,000.00

EXHIBIT B

FORM OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TYPTAP INSURANCE GROUP, INC.

(Pursuant to Sections 607.1007 and 607.1003

of the Florida Business Corporation Act)

TypTap Insurance Group, Inc., a corporation organized and existing under and by virtue of the provisions of the Florida Business Corporation Act (the “FBCA”),

DOES HEREBY CERTIFY:

1. That this Corporation is named TypTap Insurance Group, Inc. (the “Corporation”) and was originally incorporated in the State of Florida on July 21, 2020, and that these Amended and Restated Articles of Incorporation shall amend, restate and supersede in their entirety any and all prior Articles of Incorporation, as amended, and any other Articles of Amendment or Certificates of Designation thereto, filed with the State of Florida from the date of the Corporation’s original incorporation through the date hereof.

2. That these Amended and Restated Articles of Incorporation have been approved by the Board of Directors and shareholders of the Corporation in the manner and by the vote required by the FBCA. These Amended and Restated Articles of Incorporation contain amendments that require shareholder approval. These Amended and Restated Articles of Incorporation were approved by the shareholders pursuant to a written consent in lieu of a meeting dated February 26, 2021, and the votes cast for the amendment by the shareholders were sufficient for approval.

That the Articles of Incorporation of this Corporation have been amended and restated in their entirety to read as follows:

FIRST: The name of this corporation is TypTap Insurance Group, Inc. (the “Corporation”).

SECOND: The address of the principal office of the Corporation is 5300 W. Cypress Street, Suite 100, Tampa, Florida 33607. The mailing address of the Corporation is 5300 W. Cypress Street, Suite 100, Tampa, Florida 33607. The address of the Corporation’s registered office is One Independent Drive, Suite 1300, Jacksonville, Florida 32202. The name of the registered agent at such address is F&L Corp.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the FBCA.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 181,860,000 shares of voting Common Stock, $0.001 par value per share (“Voting Common Stock”), (ii) 1,140,000 shares of non-voting Common Stock, $0.001 par value per share (“Non-Voting Common Stock,” and, together with Voting Common Stock, “Common Stock”) and (iii) 37,502,000 shares of Preferred Stock, $0.001 par value per share

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(“Preferred Stock”). Pursuant to Section 607.0602 of the FBCA, the Board of Directors is authorized, without the approval of the shareholders of the Corporation, to (a) provide for the classification and reclassification of any unissued shares of Preferred Stock and determine the preferences, limitations, and relative rights thereof and (b) issue Preferred Stock in one or more classes or series, all within the limitations set forth in Section 607.0601 of the FBCA.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Voting Common Stock are entitled to one vote for each share of Voting Common Stock held at all meetings of shareholders (and written actions in lieu of meetings). The holders of the Non-Voting Common Stock are not entitled to vote on any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of shareholders in lieu of meeting). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of these Amended and Restated Articles of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 607.1004 of the FBCA.

B. PREFERRED STOCK

36,362,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, and 1,140,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Part B of Article Fourth. The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are hereinafter referred to collectively as “Series A Preferred Stock”. Unless otherwise indicated, references to “Sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth.

1. Dividends.

1.1 Accrual of Dividends. From and after the Original Issue Date dividends shall accrue on such shares of Series A Preferred Stock (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the “Accruing Dividends”) at the following rates: (i) during the first year following the Original Issue Date, $0.50 per share per annum, or, if the Corporation elects to pay such dividends as PIK Dividends as defined in and pursuant to Section 1.2 below, $0.60 per share

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per annum; (ii) during the second year following the Original Issue Date, $0.60 per share per annum or, if the Corporation elects to pay such dividends as PIK Dividends as defined in and pursuant to Section 1.2 below, $0.70 per share per annum; (iii) during the third year following the Original Issue Date, $0.75 per share per annum; and (iv) during the fourth year following the Original Issue Date and thereafter, $0.95 per share per annum. Accruing Dividends shall accrue from day to day, whether or not declared, shall be cumulative and shall be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2021 (pro-rated for partial months), except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Tampa, Florida) (each such date being hereinafter referred to as a “Dividend Payment Date”).

1.2 Payment of Dividends. Accruing Dividends shall be paid in cash out of legally available funds; provided, however, the Corporation may elect, in its sole discretion, to pay the Accruing Dividends accrued on the Series A Preferred Stock during the first year following the Original Issue Date and the second year following the Original Issue Date in fully paid and non-assessable shares of Series A-2 Preferred Stock until the Special Mandatory Conversion Date (as defined below) and in fully paid and non-assessable shares of Series A-1 Preferred Stock following the Special Mandatory Conversion Date (such dividends paid in shares as set forth herein being the “PIK Dividends”). PIK Dividends shall be paid by issuing to each record holder of Series A Preferred Stock a number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable (“PIK Dividend Shares”), determined by dividing (x) the total aggregate dollar amount of unpaid Accruing Dividends with respect to the applicable Series A Preferred Stock owned by such record holder on the record date for the applicable Dividend Payment Date (rounded to the nearest whole cent) by (y) the Original Issue Price (as defined below) for such applicable series of Series A Preferred Stock. PIK Dividend Shares will be delivered in book entry form unless a holder requests physical certificates. If the Corporation delivers PIK Dividend Shares in lieu of cash with respect to any of the Accruing Dividends for an applicable Dividend Payment Date, it must do so with respect to all (but not less than all) of such dividends payable for the applicable Dividend Payment Date. The Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall pay to such holders an amount equal to the product obtained by multiplying the Original Issue Price by the fraction of a share not issued pursuant to the previous sentence. Each dividend shall be paid to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date, not more than ten (10) days after the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such date, as may be fixed by the Board of Directors of the Corporation. Interest shall accrue and be payable with respect to any dividend payment that may be in arrears at the dividend rate then in effect, compounding semi-annually.

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1.3 Other Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in these Amended and Restated Articles of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Original Issue Price; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Original Issue Price” shall mean, as to the Series A Preferred Stock, $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Series A Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series A Preferred Stock.

2.1.1 Company Liquidation. In the event of a Liquidation Event (as defined below) or Deemed Liquidation Event with respect to the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Amount”), and (ii) the Fair Market Value (determined as in accordance with Section 6.1) of a single share of Series A Preferred Stock as of the date of the Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Price”).

2.1.2 Parent Liquidation. In the event of a Liquidation Event or Deemed Liquidation Event with respect to HCI Group, Inc., a Florida corporation (“Parent”), the Series A Preferred Stock then outstanding shall be redeemed by the Corporation at the Liquidation Price within thirty (30) days after such Liquidation Event or Deemed Liquidation Event with respect to Parent, unless the Requisite Holders (as defined below) elect otherwise by written notice sent to the Corporation within ten (10) days after such Liquidation Event or Deemed Liquidation Event with respect to Parent.

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2.1.3 Definition. Each of the following events shall be considered a “Liquidation Event” with respect to any person:

(a) the commencement of an involuntary proceeding or the filing of an involuntary petition seeking:

(i)

liquidation, court protection, reorganization or other relief in respect of such person or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; or

(ii)	the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for such person or for a material part of its assets;

(b) such person shall have:

(i)

voluntarily commenced any proceeding or filed any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect;

(ii)	consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in this definition;

(iii)	applied for or consented to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Parent or for a material part of its assets;

(iv)	filed an answer admitting the material allegations of a petition filed against it in any such proceeding; or

(v)	made a general assignment for the benefit of creditors.

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2.2 Payments to Holders of Common Stock. In the event of a Liquidation Event with respect to the Corporation, after the payment in full of the Liquidation Price required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event with respect to the Corporation, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” with respect to any person unless the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	such person is a constituent party or

(ii)	a subsidiary of such person is a constituent party and such person issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving such person or a subsidiary in which the shares of capital stock of such person outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by such person or any subsidiary of such person of all or substantially all the assets of such person and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or series of related transactions) of one or more subsidiaries of such person if substantially all of the assets of such person and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of such person;

(c) in the case of the Corporation, a Liquidation Event or a Deemed Liquidation Event with respect to any subsidiary of the Corporation that is an insurance carrier; or

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(d)in the case of Parent, (A) the inaccuracy in any material respect of any representation or warranty made by Parent in that certain Parent Guaranty Agreement executed by Parent in favor of a certain holder of Series A Preferred Stock (the “Investor”) and dated on or about the date of these Amended and Restated Articles of Incorporation (the “Parent Guaranty”), or (B) the breach by Parent of (1) any of its payment obligations contemplated under Section 2 of the Parent Guaranty, or (2) any of the covenants set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.6, Section 6.1 or Section 6.2 of the Parent Guaranty, in each case, that remains uncured, or is not capable of being cured, thirty (30) days after Investor delivers to Parent written notice of such inaccuracy or breach.

2.3.2 Effecting a Deemed Liquidation Event of the Corporation.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.

(b) The Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending Deemed Liquidation Event of the Corporation not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with Florida law such periods may be shortened or waived upon the written consent of the Requisite Holders. The Corporation shall on or before the thirtieth (30th) day after such Deemed Liquidation Event, redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Liquidation Price, The Corporation shall use the consideration received by the Corporation from any Deemed Liquidation Event of the Corporation (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) towards the payment of the Liquidation Price in the event of any redemption in connection with a Deemed Liquidation Event of the Corporation (the “Available Proceeds”). The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Section 2.3.2(b). Prior to the distribution or redemption provided for in this Section 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event.

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2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event of the Corporation pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event of the Corporation; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event of the Corporation shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Amended and Restated Articles of Incorporation, holders of Series A-1 Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. Other than as set forth in Section 3.3, holders of outstanding shares of Series A-2 Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting).

3.2 Election of Directors. The holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect six (6) directors of the Corporation; provided, however, for administrative convenience, the initial Preferred Director may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Series A-1 Preferred Stock without a separate action by the holders of Series A-1 Preferred Stock. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A-1 Preferred Stock or Common Stock, as the case may be, fail to elect

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a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A-1 Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A-1 Preferred Stock on an as converted basis), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3.2. The rights of the holders of the Series A-1 Preferred Stock under the first sentence of this Section 3.2 shall terminate on the first date following the date the first share of Series A Preferred Stock was issued (the “Original Issue Date”) on which there are issued and outstanding less than 3,300,000, in the aggregate, of any combination of (i) shares of Series A Preferred Stock, and (ii) shares of Common Stock issued upon any conversion of Series A Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock).

3.3 Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or these Amended and Restated Articles of Incorporation) the written consent or affirmative vote of the Requisite Holders and the holders of at least a majority of the outstanding shares of Series A-2 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1 amend, alter, waiver or repeal any provision of these Amended and Restated Articles of Incorporation or Bylaws of the Corporation or any similar document with respect to any capital stock the Corporation or any of its subsidiaries in a manner that adversely affects the powers, preferences or rights of any Series A Preferred Stock; or

3.3.2 increase or decrease the authorized number of shares of Preferred Stock.

3.4 Series A-1 Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or these Amended

9

and Restated Articles of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.4.1 effect a merger, liquidation, dissolution or winding up of the Corporation, or reclassification or recapitalization of the outstanding capital stock of the Corporation, effect any changes to the ownership structure of the Corporation’s subsidiaries (other than transfers to the Corporation or to any other subsidiary thereof), or consummate a “combination” transaction with a special purpose acquisition vehicle that has raised a blind pool of capital through an initial public offering pursuant to which the combined company’s securities are exchange listed and publicly traded; provided, however, a Drag-Along Transaction (as defined below) shall not require the written consent or affirmative vote of the Requisite Holders;

3.4.2 (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or (ii) increase the authorized number of shares of any class or series of capital stock of the Corporation (other than the Series A Preferred Stock) unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges;

3.4.3 purchase or redeem (or permit any subsidiary to purchase or redeem), or authorize, pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein and (iii) repurchases of stock owned by current or former employees of the Corporation or any of its subsidiaries or other service providers pursuant to contractual rights of first refusal;

3.4.4 incur, issue or repay any Indebtedness (whether in a single transaction or a series of related or unrelated transactions) that, in the aggregate, exceeds $5,000,000; provided that the maximum amount of such Indebtedness may be increased proportionally (but not above $25,000,000) to account for an increase of the consolidated book value of the Corporation and its subsidiaries (determined in accordance with United States generally accepted accounting principles) relative to the consolidated book value of the Corporation and its subsidiaries (determined in accordance with United States generally accepted accounting principles) as of the Original Issue Date with the consent of the Requisite Holders (such consent not to be unreasonably withheld, conditioned or delayed if the requested increase in such amount is commensurate or reasonably supported by the underlying growth of the Corporation), or incur any Indebtedness that is convertible into capital stock of the Corporation;

3.4.5 remove or replace or hire any new person to serve as the Chief Executive Officer or President of the Corporation other than for cause;

3.4.6 change the nature of the Corporation’s business operations or that of any of its subsidiaries;

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3.4.7 enter into any transaction with shareholders, officers, directors and affiliates (or shareholders, officers or directors of such affiliates) of the Corporation or amend any such existing transaction or arrangement, in each case, other than issuances of capital stock of the Corporation on which the Series A Preferred Stockholders have preemptive rights and transactions or agreements between the Corporation and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, which are both (a) not materially less favorable in the aggregate to the Corporation and its subsidiaries than transactions or agreements that would be available on an arm’s length basis with independent third parties and (b) consistent with past practice; or

3.4.8 enter into any agreement or arrangement to do any of the foregoing.

3.5 Definitions.

3.5.1 “Indebtedness” means (a) any indebtedness for borrowed money, (b) other indebtedness that is evidenced by a note, bond, draft, debenture, mortgage or similar debt instrument, (c) obligations under capital leases, (d) letters of credit to the extent drawn or funded with cash collateral, (e) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, (f) indebtedness secured by any encumbrance on any assets of the Corporation or its subsidiaries, (g) earnout payments, installment payments or other similar payments of deferred or contingent purchase price relating to any acquisition of the assets or securities of any person, (h) any performance or surety bonds, performance guaranties or similar financial commitments to the extent drawn or funded with cash collateral, (i) interest rate protection, hedges or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (j) guarantees, whether direct or indirect, of Indebtedness of others or Indebtedness of any other person secured by any assets of the Corporation or any of its subsidiaries.

3.5.2 “Drag-Along Transaction” means a sale to a third party of a majority of the equity, or all or substantially all of the assets, of the Corporation, including by means of a merger, consolidation, recapitalization or any other means, occurring prior to a Qualified Public Offering and pursuant to which the holders of shares of Series A Preferred Stock and any shares of Common Stock that were issued upon the prior conversion of the Series A Preferred Stock, in the aggregate, receive or have the right to receive consideration having a value equal to or greater than one and one half (1.5) times the Original Issue Price with respect to all shares of Series A Preferred Stock that are then issued.

4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Original

11

Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Non-Voting Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The “Conversion Price” applicable to the Series A Preferred Stock shall initially be equal to the Original Issue Price. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as contemplated by the definition of Original Issue Price and also as provided below.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event of the Corporation or a Deemed Liquidation Event of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1 to holders of Series A Preferred Stock pursuant to such Liquidation Event of the Corporation or a Deemed Liquidation Event of the Corporation.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock shall be rounded to the nearest whole share.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Voting Common Stock or Non-Voting Common Stock, as applicable, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Voting Common Stock or Non-Voting Common Stock to be issued, as applicable. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument

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or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock or Non-Voting Common Stock, as applicable, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, if applicable, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock or Non-Voting Common Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all Accruing Dividends then accrued but unpaid (and any other declared but unpaid dividends) on the shares of Series A Preferred Stock converted in cash or, at the option of the holder, in the number of non-assessable shares of Voting Common Stock or, in the case of Series A-2 Preferred Stock, Non-Voting Common Stock, as is determined by dividing such aggregate amount of dividends then accrued but unpaid by the Original Issue Price, subject to adjustment as provided below.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock or Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock or Non-Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Amended and Restated Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

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4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.3.6 Transfer Agent. The Corporation shall initially serve as its own transfer agent. The Corporation may appoint another transfer agent at any time with prior written notice to stockholders of the name of the transfer agent and its office.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

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(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or

15

Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at

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the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property. Such consideration shall:

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(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

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4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the

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Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

4.11 Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock dividends, stock appreciation rights, phantom stock rights, or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the record holders of the Series A Preferred Stock; provided that no such adjustment shall increase the Conversion Price or decrease the number of issuable shares of Common Stock upon conversion of the Series A Preferred Stock.

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5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least one and one half (1.5) times the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $250 million of gross proceeds to the Corporation (from unaffiliated parties) and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another “national securities exchange” that has registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (a “National Securities Exchange”) approved the Board of Directors (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

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5.3 Special Mandatory Conversion.

5.3.1 Trigger Event. In the event that (a) the Florida Office of Insurance Regulation grants the Approval, or (b) the Approval is no longer required for the Acquisition, then each share of Series A-2 Preferred Stock outstanding as of the date of such Approval or the date on which the Approval becomes no longer necessary, as applicable, shall automatically, and without any further action on the part of any holder thereof, be converted into one (1) share of Series A-1 Preferred Stock, effective as of the close of business on the such date, as applicable. Such conversion is referred to as a “Special Mandatory Conversion” and the date of such conversion is referred to as the “Special Mandatory Conversion Date”.

5.3.2 Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Series A-2 Preferred Stock converted pursuant to Section 5.3.1 shall be sent written notice of such Special Mandatory Conversion and, if such shares are certificated, each holder of such shares of Series A-2 Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A-2 Preferred Stock converted pursuant to Section 5.3.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 5.3.2. As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for the Series A-2 Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series A-1 Preferred Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series A-2 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A-2 Preferred Stock accordingly. For the avoidance of doubt, the failure of any holder of Series A-2 Preferred Stock converted pursuant to Section 5.3.1 to surrender any certificates for such shares following the Special Mandatory Conversion shall not adversely affect such holder’s rights as a holder of Series A-1 Preferred Stock thereafter. To the extent that any shares of Series A-2 Preferred Stock have been converted into shares of Non-Voting Common Stock prior to a Special Mandatory Conversion, then upon the Special Mandatory Conversion Date, each share of Non-Voting Common Stock shall automatically and without any action on the part of the holder thereby, convert into one (1) share of Voting Common Stock, and the provisions of this Section 5.3.2 shall apply to such conversion mutatis mutandis.

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5.3.3 Definitions. For purposes of this Section 5.3, the following definitions shall apply:

(a) “Acquisition” shall mean the acquisition of “control” of the Corporation’s insurance company subsidiaries under applicable insurance laws, such that a filing under § 628.461, Fla. Stat. (2020) is required in connection therewith, by Investor through the acquisition of Voting Common Stock of the Corporation.

(b) “Approval” shall mean the approval of the Acquisition by the Florida Office of Insurance Regulation pursuant to § 628.461, Fla. Stat. (2020).

6. Redemption.

6.1 General. At any time on or after the date that is ninety (90) days prior to the fourth (4th) anniversary of the Original Issue Date, the Requisite Holders may provide the Corporation with a written notice requesting redemption of all shares of Series A Preferred Stock on or after (but not before) such fourth anniversary (the “Redemption Request”) and such shares of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the greater of (A) the Liquidation Amount, and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series A Preferred Stock as of the date of the Corporation’s receipt of the Redemption Request ((A) or (B), as applicable, the “Redemption Price”), not more than ninety (90) days after receipt by the Corporation of such Redemption Request (but not before such fourth anniversary). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose. The date of the redemption shall be referred to as a “Redemption Date.” On the Redemption Date, the Corporation shall redeem all of the outstanding shares of Series A Preferred Stock owned by each holder. For purposes of this Section 6.1, the fair market value of a single share of Series A Preferred Stock shall be the fair market value as determined by giving effect to the terms applicable to the Series A Preferred Stock, including the dividend rate, the Conversion Price and the amounts to which the holder of such shares of Series A Preferred Stock would be entitled in any liquidation or extraordinary corporate transaction assuming all the holders of the Series A Preferred Stock to Common Stock converted their Series A Preferred Stock to Common Stock immediately prior to such liquidation or extraordinary corporate transaction, and without applying any “minority discount” or similar reduction in value as a result of the Series A Preferred Stock, or the Common Stock into which it is convertible, not representing a controlling stake in the Corporation. The Fair Market Value will initially be determined by an independent valuation firm selected by the Board of Directors and will be included in the Redemption Notice delivered pursuant to Section 6.2. If the Requisite Holders notify the Corporation in writing within ten (10) days after receipt of the Redemption Notice of their objection to the Fair Market Value determination, the Requisite Holders may select an independent valuation firm to calculate the Fair Market Value and, if different than the Fair Market Value determined by the independent valuation firm selected by the Board of Directors, the Requisite Holders and the Corporation shall jointly hire a third independent valuation firm, which will select the valuation performed by either of the two independent valuation firms previously selected by the Board of Directors and the Requisite Holders to be the prevailing valuation of Fair Market Value hereunder (based on such third valuation firm’s view of the relative propriety of the two valuations).

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6.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption required to be effected pursuant to Section 2.1.2 or any redemption to be effected pursuant to any Redemption Request delivered pursuant to Section 6.1 (a “Redemption Notice”), to each holder of record of Series A Preferred Stock as soon as practicable after becoming aware of such mandatory redemption requirement or occurrence or the receipt of such Redemption Request, as applicable. Each Redemption Notice or other notice delivered hereunder shall state:

(a) the number of shares of Series A Preferred Stock held by the holder;

(b) the Redemption Date and the Redemption Price or Liquidation Price, as applicable (including the Fair Market Value per share of Series A Preferred Stock subject to redemption or liquidation, as applicable);

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(d) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

6.3 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder. For so long as the shares of common stock of Parent are listed on a National Securities Exchange, any portion of the Redemption Price in excess of the Liquidation Amount may be settled and paid, at the Corporation’s option, in shares of the common stock of Parent based on the trailing 30-day volume-weighted average price of such shares.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

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7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption, conversion or acquisition.

8. Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the Requisite Holders, and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the FBCA, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by these Amended and Restated Articles of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: The Board of Directors will be classified as set forth in these Amended and Restated Articles of Incorporation. The directors will be classified with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which will be as nearly equal number as possible, and will be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each director in Class A will hold office for a term expiring at the 2021 annual meeting of the shareholders; each director in Class B will hold office for a term expiring at the 2022 annual meeting of the shareholders; and each director in Class C will hold office for a term expiring at the 2023 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article Sixth, each director will serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal. Subject to any additional vote required by these Amended and Restated Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors.

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SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Florida, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the FBCA or any other law of the State of Florida is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which FBCA permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the FBCA.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

*     *     *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with the FBCA.

4. That these Amended and Restated Articles of Incorporation, which restate and integrate and further amend the provisions of this Corporation’s Articles of Incorporation, has been duly adopted in accordance with the FBCA.

[Signature Page Follows]

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IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed by a duly authorized officer of this Corporation on this 26th day of February, 2021.

By:

Name: Paresh Patel
Its: Chief Executive Officer

EXHIBIT C

DISCLOSURE SCHEDULE

The Disclosure Schedules to the Preferred Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

EXHIBIT D

FORM OF SHAREHOLDERS AGREEMENT

TYPTAP INSURANCE GROUP, INC.

SHAREHOLDERS AGREEMENT

February 26, 2021

i

8.06	Specific Performance	34
8.07	Submission to Jurisdiction; No Jury Trial	34
8.08	Counterparts	35
8.09	Governing Law	35
8.10	Headings	35
8.11	Construction	35
8.12	Severability	35
8.13	Conflicts With Company Organizational Documents	35

ANNEX A	Registration Rights

EXHIBIT A	Form of Joinder to Shareholders Agreement
EXHIBIT B	Spousal Consent

ii

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of February 26, 2021 (the “Effective Date”), by and among TypTap Insurance Group, Inc., a Florida corporation (the “Company”), CB Snowbird Holdings, L.P., a Delaware limited partnership (“Centerbridge”), HCI Group Inc., a Florida corporation (“Parent”), the Management Shareholders (as defined below) and each other Person who becomes a Shareholder (as defined below) in accordance with the terms of this Agreement. Parent, Centerbridge and any other shareholder of the Company who agrees in writing to become bound by this Agreement following the Effective Date, and each of their respective successors and permitted assignees, are collectively referred to herein as the “Shareholders” and each individually as a “Shareholder.”

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of February 26, 2021, by and among Parent, the Company and Centerbridge (the “Purchase Agreement”), on the date hereof, Centerbridge acquired 10,000,000 shares of Preferred Stock (as defined below) of the Company, comprising 9,000,000 shares of Series A-1 Preferred Stock of the Company, $0.001 par value per share (the “Voting Senior Preferred Shares”) and 1,000,000 shares of Series A-2 Preferred Stock of the Company, $0.001 par value per share (the “Non-Voting Senior Preferred Shares” and, together with the Voting Senior Preferred Shares, the “Senior Preferred Shares”);

WHEREAS, upon the closing of the transactions contemplated by the Purchase Agreement and concurrently with the execution and delivery of this Agreement and the acquisition of the Senior Preferred Shares by Centerbridge, Parent has issued to Centerbridge warrants to purchase 750,000 shares of common stock of Parent on the terms, and subject to the conditions, set forth therein (the “Parent Warrants”) and Parent and Centerbridge have executed and delivered a Guarantee Agreement, dated as of the date hereof, pursuant to which, among other things, Parent has agreed to guarantee certain of the Company’s obligations with respect to the Senior Preferred Shares, on the terms and subject to the conditions set forth therein (the “Guarantee”);

WHEREAS, concurrently with the execution and delivery of this Agreement, pursuant to the Purchase Agreement, the Company has adopted the TypTap Insurance Group, Inc. 2021 Equity Incentive Plan (the “TypTap Equity Incentive Plan”); and

WHEREAS, Parent, the Company and Centerbridge each desire to enter into this Agreement, among other things, to establish certain rights and obligations among them relating to the governance of the Company and to the Equity Securities (as defined below), all as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. Notwithstanding the foregoing, the portfolio companies (including Parent, the Company and their respective Subsidiaries) of investment funds or accounts organized, managed or advised by Centerbridge Partners, L.P. or any of its Affiliates will not be deemed to be Affiliates of Centerbridge for purposes of this Agreement.

“Affiliate Transfer” means a Transfer of Equity Securities from a Shareholder that is not a natural person to an Affiliate of such Shareholder, and “Affiliate Transferee” shall have the corresponding meaning.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the certificate of formation of the Company, as amended from time to time.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks located in the State of New York or the State of Florida are authorized or obliged to close.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

“Centerbridge” has the meaning set forth in the preamble.

“Centerbridge Director” has the meaning set forth in Section 2.02(c).

“Centerbridge Parent Board Designee” means any individual designated by Centerbridge for appointment or nomination by Parent for election as a director on the Parent Board pursuant to clauses (a), (b) or (f) of Section 2.4, whether such individual has been proposed or designated for such appointment or nomination, is standing for election as director on the Parent Board, or is then serving on the Parent Board. For the avoidance of doubt, only one individual may be a Centerbridge Parent Board Designee at any particular time, and the Centerbridge Parent Board Designee and the Centerbridge Director (i.e., Centerbridge’s appointee to serve as a director on the Company’s Board of Directors) may be the same individual or different individuals.

“Charitable Gifting Event” means any Transfer by a Shareholder, or any subsequent Transfer by such Shareholder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described in Section 501(c)(3) of the Code.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time.

“Combined Returns” has the meaning set forth in Section 6.04(c).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Common Shares of the Company, $0.001 par value per share.

“Company” has the meaning set forth in the preamble.

“Company Registrable Securities” means (i) any Senior Preferred Shares held (directly or indirectly) by Centerbridge or any of its Affiliates, (ii) any Common Shares issued or issuable upon the conversion of the Senior Preferred Shares and (iii) any equity securities of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Conflicted Action” has the meaning set forth in Section 2.02(g)(iii)(B).

“Convertible Security” has the meaning set forth in Section 6.01(b).

“Covered Persons” has the meaning set forth in Section 2.07.

“Deemed Liquidation Event” has the meaning set forth in the Articles of Incorporation.

“Director” means any member of the Board.

“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Drag-Along Shareholder” has the meaning set forth in Section 3.03(a).

“Drag-Along Transaction” has the meaning set forth in Section 3.03(a).

“Drag-Along Transaction Notice” has the meaning set forth in Section 3.03(d).

“Drag-Along Transaction Period” has the meaning set forth in Section 3.03(e).

“Dragged Shareholder” has the meaning set forth in Section 3.03(a).

“Effective Date” has the meaning set forth in the preamble.

“Employer” means, with respect to any Management Shareholder or Officer, Parent, the Company or any of their respective Affiliates by which such Management Shareholder or Officer is principally employed or to which such Management Shareholder or Officer provides services, as applicable.

“Equity Securities” means any equity securities of the Company, including the Common Shares, the Voting Senior Preferred Shares, the Non-Voting Senior Preferred Shares and any other Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Limited Liability Company” means, with respect to any individual, any limited liability company created for the sole benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Family Limited Partnership” means, with respect to any individual, any limited partnership created for the sole benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Family Member” means, with respect to any individual, any Related Person, Family Trust, Family Limited Liability Company or Family Limited Partnership of such individual.

“Family Trust” means, with respect to any individual, any trust created for the sole benefit of such individual or one or more of such individual’s Related Persons.

“Federal Combined Return” has the meaning set forth in Section 6.04(c).

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GAAP” means United States generally accepted accounting principles.

“Guarantee” has the meaning set forth in the Recitals.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“IPO” means the first underwritten public offering and sale of Equity Securities for cash pursuant to an effective registration statement (other than Form S-4, S-8 or a comparable form) under the Securities Act.

“Key Man Event” has the meaning set forth in Section 2.03.

“Liquidation Amount” has the meaning given to such term with respect to the Senior Preferred Shares in the Articles of Incorporation.

“Management Shareholder” means any Shareholder that is a current or former employee of the Company, including any employee who receives Common Shares under the TypTap Equity Incentive Plan, and holds issued Equity Securities equal to or exceeding 1% or more of the Company’s issued capital stock.

“Minimum Ownership Threshold” means that Centerbridge and its Affiliates collectively continue to Beneficially Own at least 3,300,000, in aggregate, of Equity Securities comprising either, or a mixture of, (i) Senior Preferred Shares or (ii) Common Shares issued upon conversion of the Senior Preferred Shares, in each case as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event.

“New Company Securities” has the meaning set forth in Section 6.01(b).

“New Issue Notice” has the meaning set forth in Section 6.01(c).

“Notice of Acceptance” has the meaning set forth in Section 6.01(c).

“Officer” means any officer of the Company.

“Order” means any decision, decree, order, writ, judgment, stipulation, award, injunction (whether temporary, preliminary, or permanent), temporary restraining order or other order in any suit or proceeding by any Regulatory Agency.

“Original Meeting Agenda” has the meaning set forth in Section 2.02(g)(ii).

“Parent” has the meaning set forth in the preamble.

“Parent Board” means the Board of Directors of Parent.

“Parent Board Designation Condition” means that Centerbridge and its Affiliates continue to meet the Minimum Ownership Threshold.

“Parent Registrable Securities” means (i) any common shares of Parent issued or issuable upon the conversion of the Parent Warrants and (ii) any equity securities of Parent or any Subsidiary of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of divided, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other registration.

“Parent Warrants” has the meaning set forth in the Recitals.

“Permitted Transfer” has the meaning set forth in Section 3.01(b).

“Permitted Transferee” has the meaning set forth in Section 3.01(b).

“Person” means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof.

“Personal Representative” means the successor or legal representative (including a guardian, executor, administrator or conservator) of a dead or incompetent Shareholder.

“Preferred Stock” means shares of the Company’s preferred stock, without par value per share.

“Prime Rate” means the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

“Proposed Purchaser” has the meaning set forth in Section 3.01(d).

“Proposed Tag Transfer” has the meaning set forth in Section 3.02(a).

“Public Offering” means any sale or distribution by the Registrant, one of its Subsidiaries or Centerbridge to the public of common equity or other securities convertible into or exchangeable for common equity of the Registrant pursuant to an offering registered under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualified Public Offering” means an underwritten public offering of Common Shares listed on an international stock exchange with gross proceeds (from unaffiliated parties) to the Company or selling Shareholders of not less than $250 million with a price per share equal to or greater than 1.50 times the Original Purchase Price of a Senior Preferred Share, as defined in the Articles of Incorporation (and subject to the adjustments set forth therein).

“Registrable Securities” means the Company Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding Transfers by Centerbridge to an Affiliate of Centerbridge) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect); or (c) when such Registrable Security is held by the Registrant or one of its Affiliates (other than Centerbridge and its Affiliates).

“Registrant” means the Company.

“Regulatory Agency” means any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.

“Related Person” means, with respect to any individual, such individual’s parents, spouse, siblings, children and grandchildren.

“ROFR Authorization Date” has the meaning set forth in Section 3.01(d)(i).

“ROFR Shares” has the meaning set forth in Section 3.01(d)(i).

“ROFR Transfer Notice” has the meaning set forth in Section 3.01(d)(i).

“Rule 144”, “Rule 158”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

“Sale Transaction” means a sale to a third party of a majority of the equity, or all or substantially all of the assets, of the Company, including by means of a merger, consolidation, recapitalization or any other means.

“SAP” means means statutory accounting principles prescribed or permitted by the Regulatory Agency charged with the supervision of insurance companies in the state of domicile of the applicable insurance company Subsidiary of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“Selling Shareholder” has the meaning set forth in Section 3.01(d)(i).

“Senior Preferred Shares” has the meaning set forth in the Recitals.

“Shareholders” has the meaning set forth in the preamble.

“Spousal Consent” has the meaning set forth in Section 8.04.

“State Combined Return” has the meaning set forth in Section 6.04(b).

“Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons has been allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Tagging Notice” has the meaning set forth in Section 3.02(b).

“Tagging Shareholder” has the meaning set forth in Section 3.02(b).

“Tax” or “Taxes” means any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Regulatory Agency, which taxes shall include all income, profits, alternative minimum, estimated, payroll, employee withholding, social security, sales, use, ad valorem, value added, excise, franchise, premium, gross receipts, stamp, transfer, net worth, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

“Tax Allocation Agreement” means that certain Tax Allocation Agreement, dated May 10, 2017, among Parent and certain of its Subsidiaries.

“Transfer” means any direct or indirect sale, exchange, transfer (including any transfer by gift), assignment, pledge, hypothecation, mortgage, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of legal or equitable interest in a security, in whole or in part, whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise; and “Transferred” and “Transferring” shall have a correlative meaning.

“Transfer Notice” has the meaning set forth in Section 3.02(b).

“Transferee” has the meaning set forth in Section 3.01(a).

“TypTap Equity Incentive Plan” has the meaning set forth in the Recitals.

“TypTap Group” has the meaning set forth in Section 6.04(b).

“Voting Senior Preferred Shares” has the meaning set forth in the Recitals.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Corporate Governance.

2.01 Governing Documents. Each Shareholder agrees to vote its voting Equity Securities or execute proxies or written consents, as the case may be, and to take all other actions necessary to ensure that the Articles of Incorporation and Bylaws (and, as applicable and subject to applicable law and any shareholder approval requirements (which Parent shall use commercially reasonable efforts to obtain, if necessary), the articles of incorporation and bylaws of Parent) (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement. The Company agrees to vote the voting securities of all Subsidiaries of the Company and to take all other necessary actions necessary to ensure that the organizational documents of each Subsidiary (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

2.02 Board of Directors.

(a) Board Matters; Size of Board; Initial Board of Directors. Each Shareholder agrees to vote its voting Equity Securities or execute proxies or written consents, as the case may be, and use its commercially reasonable efforts to take all other necessary action, including amending the Articles of Incorporation and Bylaws, so as to establish the size, composition and governance of the Board as set forth in this Section 2. As of the Effective Date, the Board shall consist of eight (8) Directors comprised of the individuals set forth on Schedule 1 hereto.

(b) Appointment of Directors. For so long as Centerbridge continues to hold at least the Minimum Ownership Threshold, Centerbridge shall be entitled to designate one (1) individual to serve as a Director (the “Centerbridge Director”) and Centerbridge and Parent, acting reasonably and in good faith, shall jointly be entitled to designate one (1) individual, on whom they mutually agree. The remaining Directors shall be the Chief Executive Officer and five (5) other individuals designated by Parent (the “Parent Directors”).

(c) Bad Actor Covenants. Each Shareholder with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Shareholder’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Shareholder becomes aware that any individual previously designated by any such Shareholder is or has become a Disqualified Designee, such Shareholder shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Shareholder’s designee, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(d) Removal of Directors. A Director may be removed at any time in accordance with the Bylaws only upon the written request or approval of the Shareholder who designated such Director in accordance with Section 2.02(b). Upon receipt of such a written request from the designating Shareholder, each Shareholder agrees to vote all voting Equity Securities owned by such Shareholder, and shall take all other actions necessary or desirable within its control, and the Company shall take all necessary or desirable actions within its control, in order to remove such Director in accordance with such written request.

(e) Resignation. A Director may resign at any time from the Board by delivering a written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(f) Vacancies. Upon the death, resignation or removal of a Director, the Shareholder who designated such Director shall be entitled to designate a new Director to fill such office in accordance with Sections 2.02(b) and (c).

(g) Board Procedures. The Board shall follow the following procedures:

(i) Notice. The Company shall give prior written notice to each Director of any meeting of the Board at least two (2) Business Days prior to such meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except where the Person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of business at such meeting because such meeting is not properly called or convened.

(ii) Quorum. Except as otherwise required by applicable law, the presence of the Centerbridge Director is required for a quorum for any meeting of the Board or any of its committees; provided, however, that unless a matter that requires the affirmative vote of the Centerbridge Director pursuant to Section 2.02(k) below is on the agenda for such meeting (the “Original Meeting Agenda”), if there is a failure of quorum at such meeting for which notice was given in accordance with Section 2.02(g)(i) as a result of the absence of the Centerbridge Director, the Directors in attendance may adjourn such meeting and re-call it for a time (unless otherwise agreed to by the Centerbridge Director) not less than 48 hours after the scheduled start of such meeting, and at such recalled meeting the presence of such absent Centerbridge Director shall not be required for the purpose of establishing a quorum in respect of any matters set forth in the Original Meeting Agenda. No Director may intentionally refuse to appear at any meeting of the Board in order to frustrate the establishment of a quorum.

(iii) Voting.

(A) Except as otherwise provided in the Bylaws or in this Agreement, (A) the approval by a vote of a majority of the Board or (B) the written consent of all of the Directors then in office shall be required for all actions requiring approval of the Board.

(B) Notwithstanding Section 2.02(f)(iii)(A), if any Director is conflicted with respect to any action requiring approval of the Board (each such action, a “Conflicted Action”), such Director shall be required to disclose the conflict to the other current Directors serving on the Board promptly; provided that in no event shall an issuance of New Company Securities that is subject to the preemptive rights in Section 6.01 be deemed to be a Conflicted Action.

(h) Insurance. The Company shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance with insurers of recognized financial responsibility in such amounts as the Board determines to be prudent and customary for the Company’s business and operations. In addition, the Articles of Incorporation and Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) Compensation; Expenses. The Board shall set Director compensation; provided that a Director who is also an employee of the Company or a Shareholder or one of their respective Affiliates shall not be compensated for service as a Director. The Company shall reimburse each Director for his or her reasonable and documented out-of-pocket expenses incurred by each such Director in connection with attending regular and special meetings of the Board and any committee thereof.

(j) Board Committees. There shall at all times be an audit committee and a compensation committee of the Board, and the Board may designate one or more committees on a standing or ad hoc basis. Each committee of the Board shall consist of one or more of the Directors and may include members on such committee that are not Directors. If not otherwise restricted by applical law or the rules or regulations of the SEC or Nasdaq, if Centerbridge so elects, the Director designated by Centerbridge will serve on each committee of the Board with respect to which such an election has been made.

(k) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a majority of the Board that includes the affirmative vote of the Centerbridge Director:

(i) repurchase, or authorize the repurchase or redemption of, Equity Securities held by any Shareholder that (A) is also the present or former Chief Executive Officer of the Company or (B) is also an employee or former employee of the Company or any of its Subsidiaries (other than any present or former Chief Executive Officer of the Company) to the extent that the aggregate purchase price for such repurchase or redemption, together with the purchase price of all prior repurchases and redemptions effected pursuant to this clause (i)(B), would exceed $5,000,000 in any single year; or

(ii) (A) amend any compensation arrangement of, or issue any securities (including any Equity Securities or any securities that are convertible into or exercisable for Equity Securities), or any incentive compensation or other similar rights or interests to, any current or former Chief Executive Officer of the Company, (B) adopt any incentive compensation plans that, in the aggregate, would reasonably be expected to increase costs to the Company and its Subsidiaries by more than $10,000,000 relative to the compensation plans in effect (or adopted) as of the date of this Agreement or (C) issue or authorize the issuance of any securities (including any Equity Securities or any securities that are convertible into or exercisable for Equity Securities but excluding all Equity Securities granted or issued pursuant to the 2021 TypTap Insurance Group, Inc. Equity Incentive Plan, as amended) to employees or independent contractors other than any current or former Chief Executive Officer of the Company that, when combined with all other issuances of the type contemplated by this clause (C), would have an aggregate fair market value as of the date of such issuance of more than $10,000,000 in any one year or increase the number of Equity Securities issuable under the 2021 TypTap Insurance Group, Inc. Equity Incentive Plan.

2.03 Key Man Event. From and after the Effective Date for so long as Centerbridge continues to hold at least the Minimum Ownership Threshold, in the event that the Chief Executive Officer or President of the Company, TypTap Insurance Company or Exzeo USA, Inc. as of the date hereof ceases to be the Chief Executive Officer or President of the Company, TypTap Insurance Company or Exzeo USA, Inc., as applicable (the “Key Man Event”), then his successor will be identified and selected by a special committee of the Board, which committee shall include the Centerbridge Director.

2.04 Subsidiaries.

(a) General. The Company agrees to vote the voting securities of all Subsidiaries of the Company and to take all other necessary actions in respect of such Subsidiaries consistent with the provisions of this Agreement.

(b) Directors of Subsidiaries. The Company and each Shareholder shall take, and each Shareholder shall cause each Director designated by such Shareholder to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of each Subsidiary includes at least one (1) Centerbridge Director. Such designee(s) shall have the same right to participate on committees of the board of directors of each Subsidiary of the Company as designee(s) have pursuant to Section 2.02(i).

2.05 Parent Board Nomination Rights.

(a) As of the Effective Date, the Parent Board either (i) has a vacancy as a result of a resignation, removal from office or death of a director or (ii) has a vacancy as a result of an increase in the size of the Parent Board effective as of the Effective Time pursuant to Section 9 of Article III of Parent’s bylaws. Eric Hoffman (or, at the option of Centerbridge, another individual identified by Centerbridge in a written notice to Parent) shall be deemed to be the initial Centerbridge Parent Board Designee and Parent shall ensure that on the Effective Date and immediately after the execution and delivery of this Agreement, the Parent Board appoint him to fill such vacancy until the next election of directors on the Parent Board by the shareholders of Parent. At the first annual meeting of Parent’s shareholders after the Effective Time, Parent shall nominate the Centerbridge Parent Board Designee for election by Parent’s shareholders as a director on the Parent Board to serve a three-year term (starting from such annual meeting, and as part of the applicable class of directors being elected at such meeting).

(b) Subject to the terms and conditions of this Section 2.06 and applicable law, for so long as the Parent Board Designation Condition continues to be met, Parent agrees to include the Centerbridge Parent Board Designee in its slate of nominees for election as directors of Parent at each annual meeting of Parent’s shareholders and each adjournment or postponement thereof (or action by written consent in lieu of such meeting) following the Effective Date at which the Centerbridge Parent Board Designee’s term as a director expires (or, if the shareholders of Parent fail to elect any Centerbridge Parent Board Designee standing for election to the Parent Board, the next annual meeting of Parent’s shareholders at which the directors will be elected to the Parent Board) and to use its reasonable efforts to cause the election of the Centerbridge Parent Board Designee to the Parent Board (for clarity, Parent will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and provided for the other director nominees of Parent with respect to the applicable annual meeting of shareholders or action by written consent in lieu of such meeting). Failure of the shareholders of Parent to elect any Centerbridge Parent Board Designee to the Parent Board shall not affect the right of Centerbridge to nominate directors for election pursuant to this Section 2.06 in any future election of directors. If the Centerbridge Parent Board Designee is not appointed or elected to the Parent Board for any reason, or if the Centerbridge Parent Board Designee is otherwise unavailable or unable to serve on the Parent Board, including as a result of such person’s death, disability, disqualification, withdrawal as a nominee or for any other reason, Centerbridge shall be entitled to designate another nominee promptly and the director position for which the original Centerbridge Parent Board Designee was nominated shall not be filled pending such designation and the Parent Board shall fill any such vacancy on the Parent Board only in accordance with Section 2.06(f) below.

(c) Each Centerbridge Parent Board Designee will be (x) Eric Hoffman or (y) another individual designated by Centerbridge who meets in all material respects all of the requirements of a director of Parent described in this Section 2.06. As a condition to any Centerbridge Parent Board Designee’s appointment to the Parent Board and nomination for election as a director of Parent pursuant to this Section 2.06, (i) Centerbridge and the Centerbridge Parent Board Designee shall provide to Parent (A) all information reasonably requested by Parent that is required to be or is customarily disclosed for directors, candidates for directors, and their Affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of Parent or Parent’s operations in the ordinary course of business and (B) information reasonably requested by Parent in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of Parent or Parent’s operations in the ordinary course of business and (ii) the Centerbridge Parent Board Designee must be qualified to serve as a director of Parent under the Florida Business Corporation Act and the SEC rules and regulations to the same extent as all other directors of Parent (for the avoidance of doubt, the Centerbridge Parent Board Designee shall not be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). Parent will make all information requests pursuant to this Section 2.06(c) in good faith in a timely manner that allows Centerbridge and the Centerbridge Parent Board Designee a reasonable amount of time to provide such information, and will cooperate in good faith with Centerbridge and the Centerbridge Parent Board Designee in connection with their efforts to provide the requested information.

(d) Parent acknowledges and agrees that (i) under no circumstances will any policies, procedures, processes, codes, rules, standards and guidelines applicable to service on the Parent Board be violated by the Centerbridge Parent Board Designee (A) receiving compensation from Centerbridge or any of its Affiliates or (B) failing to notify an officer or director of Parent prior to accepting an invitation to serve on another board of directors, and (ii) any share ownership requirement for the Centerbridge Parent Board Designees serving on the Parent Board will be deemed satisfied by the securities owned by Centerbridge and its Affiliates, and under no circumstance shall any policies, procedures, processes, codes, rules, standards and guidelines applicable to service on the Parent Board impose any restrictions on the ability of Centerbridge or its Affiliates to Transfer any securities.

(e) For so long as the Centerbridge Parent Board Designee is on the Parent Board, Parent shall not implement any trading policy or similar guideline or policy with respect to the trading of securities of Parent that is targeted at Centerbridge or its Affiliates (other than a policy applicable to all directors and their respective Affiliates that (and solely to the extent that it) (i) limits, prohibits or restricts the trading of securities of Parent by such Centerbridge Parent Board Designee in his or her personal capacity, (ii) generally restricts the trading of securities of Parent while in possession of material non-public information concerning Parent or its Subsidiaries and (iii) requires compliance with applicable federal securities or other laws).

(f) Subject to the terms and conditions of this Section 2.06, if a vacancy on the Parent Board is created as a result of the Centerbridge Parent Board Designee’s death, resignation, disqualification or removal (in each case, except with respect to a removal or resignation contemplated by Sections 2.06(g)), or if Centerbridge desires to nominate a different individual to replace the then-existing Centerbridge Parent Board Designee, then, at the request of Centerbridge, Centerbridge and Parent shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practicable with a replacement Centerbridge Parent Board Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practicable be appointed to the Parent Board to fill such vacancy or be nominated by Parent for election to the Parent Board as a “Centerbridge Parent Board Designee” pursuant to this Section 2.06.

(g) Parent’s obligations under this Section 2.06 with respect to any Centerbridge Parent Board Designee shall terminate, and Centerbridge shall have no designation or nomination rights hereunder with respect to the Centerbridge Parent Board Designee if, Centerbridge and its Affiliates no longer continue to meet the Parent Board Designation Condition, and in such case the Centerbridge Parent Board Designee shall promptly offer to resign from the Parent Board (and, if requested by Parent, promptly deliver his written resignation to the Parent Board).

(h) If any Centerbridge Parent Board Designee ceases to satisfy in all material respects the conditions and obligations set forth in Section 2.06(c), Parent may notify Centerbridge thereof and, promptly following such notification, (i) the Centerbridge Parent Board Designee shall promptly offer to resign from the Parent Board (and, if requested by Parent, promptly deliver his written resignation to the Parent Board) and (ii) Centerbridge shall be entitled to fill the vacancy created thereby in accordance with Section 2.06(f).

(i) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall provide to Centerbridge access to (i) any materials or documents provided generally by Parent to the Parent Board or any committee of the Parent Board on which any Centerbridge Parent Board Designee then serves, in each case, substantially concurrently with the time such materials or documents are provide to the Parent Board or such committee and (ii) access to the officers of Parent to discuss Parent’s affairs, finances, and accounts, during normal business hours, as may be reasonably requested by such Persons; provided that Parent shall not be obligated to provide materials, documents or information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between Parent and its counsel or violate applicable law (but in such case Parent shall use commercially reasonable efforts to share such materials, documents or information in a manner, and to the extent, that it would not violate such privilege or violate applicable law).

(j) The Centerbridge Parent Board Designee shall at all times be entitled to compensation and reimbursement in connection with his or her service on the Parent Board consistent with the policies and practices of Parent generally applicable to independent members of the Parent Board.

(k) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall maintain in effect at all times directors and officers indemnity insurance coverage that is reasonably satisfactory to Centerbridge, and Parent’s articles of incorporation and bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(l) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall not take any action, including making or recommending any amendment to Parent’s articles of incorporation or bylaws, that would reasonably be expected to affect adversely Centerbridge’s rights under this Agreement (including this Section 2.06), without the prior written consent of Centerbridge.

(m) Parent recognizes that the Centerbridge Parent Board Designee will from time to time receive non-public information relating to Parent and its Affiliates and may share such information with other individuals associated with Centerbridge and its Affiliates. Parent hereby irrevocably consents to such sharing. The terms of Section 4.03 shall apply to such information.

2.06 Corporate Opportunities. To the fullest extent permitted by applicable law, Parent agrees that the Centerbridge Director, the Centerbridge Parent Board Designee, Centerbridge, any Affiliate of Centerbridge, or any portfolio company or Centerbridge or any Affiliate of such portfolio company (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as Parent or any of its Affiliates, (ii) do business with any client, customer, vendor, policyholder, reinsurer or lessor of any of Parent or its Affiliates; or (iii) make investments in any kind of property in which Parent may make investments. To the fullest extent permitted by applicable law, Parent and the Company, on behalf of themselves and their respective Affiliates, renounce any interest or expectation to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waive any claim against a Covered Person, and shall, jointly and severally, indemnify each Covered Person against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), in each case to which such Covered Person may become subject, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty by reason of such Person’s participation in any such business or investment. Parent shall pay in advance any reasonable out-of-pocket expenses incurred by a Covered Person in the defense of any claim for which such Covered Person is, or would reasonably be expected to be, entitled to indemnification under this Section 2.07. Parent and the Company each agree that, in the event that a Covered Person acquires knowledge of a potential transaction or matter that may constitute a corporate opportunity for both (x) the Covered Person and (y) Parent, the Company or any of their respective Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to Parent, the Company or their respective Subsidiaries. To the fullest extent permitted by applicable law, Parent and the Company hereby renounce any interest or expectation in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board or the Parent Board, and waives any claim against each Covered Person, and shall indemnify each Covered Person against any Losses incurred by such Covered Person, and any and all Losses to which such Covered Person may become subject, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to Parent, the Company, or any of their respective Affiliates; provided, that, in each such case, any corporate opportunity that is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board or the Parent Board shall belong to the Company or to Parent, as applicable.

Section 3. Transfers of Securities.

3.01 Restrictions on Transfer.

(a) General. Prior to a Qualified Public Offering, and, in the case of any Shareholder other than Parent, for so long as no Key Man Event has occurred, each Shareholder agrees that, except for any Transfer permitted by Section 3.01(b), a Proposed Tag Transfer permitted by Section 3.02, a Drag-Along Transaction permitted by Section 3.03, and any indirect Transfer of Equity Securities solely by and among the members or partners of such Shareholder, such Shareholder shall not Transfer any Equity Securities now or hereafter at any time owned by such Shareholder (or any interest therein) to another Person (any such Person, a “Transferee”) without first complying with the terms of Section 3.01(c). Prior to a Qualified Public Offering, Parent agrees that, except in the case of (i) an IPO, (ii) a Drag-Along Transaction, (iii) a Transfer of up to 5,000,000 shares (in the aggregate for all such Transfers considered together) of Common Stock by Parent (as adjusted for stock splits, combinations or similar equitable events) or (iv) with Centerbridge’s prior written consent, it shall not, nor shall it permit any of its Affiliates to, Transfer any Equity Securities now or hereafter at any time owned by it or any such Affiliate (or any interest therein) to any Transferee. The restrictions on transferability set forth in this Section 3 are in addition to any other restrictions on Transfer to which a Shareholder’s Equity Securities may be subject (including, in the case of the Management Shareholders, under the terms of the applicable equity plan pursuant to which they were issued).

(b) Permitted Transfers. Notwithstanding Section 3.01(a), Shareholders shall be permitted to Transfer Equity Securities: (i) to an Affiliate that agrees to be bound by the terms and conditions of this Agreement; (ii) in connection with the repurchase of Equity Securities by the Company; (iii) pursuant to an IPO or in connection with the exercise of registration rights as contemplated by Annex A; (iv) in the case of any Management Shareholder, to the Company in exchange for amounts needed for the satisfaction of Taxes related to such shares or to such Management Shareholder’s Family Members or Personal Representative; provided that such Management Shareholder or Personal Representative retains exclusive voting control over the Transferred Equity Securities and such transferee agrees to be bound by repurchase rights in favor of the Company identical to those contained in any applicable Management Repurchase Agreement; and (v) in the case of Centerbridge, as a distribution on a relative basis in accordance with the applicable governing documents of Centerbridge to its partners entitled to receive such distribution provided each such partner agrees to be bound by the terms and conditions of this Agreement, or alternatively appoints Centerbridge as its representative and attorney-in-fact with respect to this Agreement (each of (i)-(v), a “Permitted Transfer” and “Permitted Transferee” shall have the corresponding meaning).

(c) Right of First Refusal.

(i) Prior to a Qualified Public Offering, for so long as no Key Man Event has occurred, any Shareholder (other than Parent) wishing to Transfer all or part of such Shareholder’s Equity Securities (the “Selling Shareholder”) (except Affiliate Transfers) shall deliver written notice of such Transfer to the Parent and the Company, disclosing in reasonable detail the identity of the prospective transferee(s) (the “Proposed Purchaser”), the number and type of Equity Securities to be transferred (the “ROFR Shares”) and all material terms and conditions of the proposed Transfer (the “ROFR Transfer Notice”), and the ROFR Transfer Notice shall constitute a binding offer to sell the ROFR Shares on such terms and conditions to Parent or the Company. If Parent or the Company have elected to purchase all or any portion of the ROFR Shares pursuant to this Section 3.01(c), the closing of the purchase and sale of such ROFR Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Selling Shareholder but no later than 60 days after the ROFR Transfer Notice, subject to clause (d) below. In the event of competing elections to purchase ROFR Shares by Parent and the Company, the election of Parent shall take precedence over the election of the Company.

(ii) In the event of a proposed Transfer described in Section 3.01(c)(i), Parent or the Company may elect to purchase all or any portion of the ROFR Shares to be transferred upon the same economic terms and conditions as those set forth in the ROFR Transfer Notice by delivering a written notice of such election to the Selling Shareholder within 30 days after the ROFR Transfer Notice has been delivered pursuant to Section 3.01(c)(i). If neither Parent nor the Company elects to purchase all of the ROFR Shares specified in the ROFR Transfer Notice in accordance with this Section 3.01(c), the Selling Shareholder may Transfer any ROFR Shares not being purchased by the Parent or the Company to the Proposed Purchaser, subject to the provisions of Section 3.01(c), on the same terms as set forth in the ROFR Transfer Notice and such other terms that are no more favorable to the Proposed Purchaser than those specified in the ROFR Transfer Notice, during the 60 day period immediately following the ROFR Transfer Notice, with the purchase and sale of all shares subject to the ROFR Transfer Notice being consummated to the Parent, the Company and any Proposed Purchaser in such 60 day period. Any ROFR Shares not transferred within such 60 day period (as extended pursuant to clause (d) below) shall be subject to the provisions of Section 3.01(a) and this Section 3.01(c) upon any subsequently proposed Transfer.

(d) Regulatory and Tax Matters. No Transfer of Equity Securities by any Shareholder shall be permitted unless such Transfer: (i) has been approved, if necessary, by all applicable Regulatory Agencies; (ii) would not cause the Company to become subject to registration as an investment company under the Investment Company Act; and (iii) would not have any other material adverse legal, Tax or regulatory effect on the Company. The 60 day period for the Transfer or shares subject to the ROFR Transfer Notice shall be extended as necessary to obtain any approvals required by clause (i) and such purchase and sale shall be consummated within five (5) Business days after receipt of such approvals.

(e) Compliance with Securities Laws. In addition to any other restrictions provided herein, no Shareholder shall Transfer any Equity Securities, and the Company shall not transfer on its books any Equity Securities, unless (i) the Company determines, upon the advice of counsel, that the Company would not be required to file periodic reports under the Exchange Act and (ii) the transferring Shareholder first delivers to the Company, at the transferring Shareholder’s sole cost and expenses, evidence reasonably satisfactory to the Company (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act.

(f) Improper Transfer. In the event of any purported or attempted Transfer by a Shareholder that does not comply with the provisions of this Agreement, such attempted Transfer shall be null and void ab initio and will confer no rights whatsoever on the purported Transferee as against the Company or any other Shareholder of the Company, including the Shareholders, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Equity Securities as the owner of such Equity Securities for any purpose.

(g) Joinder. Notwithstanding anything contained herein to the contrary, any Transferee who is not a Shareholder (other than the Company) and has acquired such Equity Securities from a Shareholder shall upon the consummation of, and as a condition to, such Transfer execute and deliver to the Company a transfer agreement and an instrument substantially in the form attached hereto as Exhibit A (or a counterpart to this Agreement) pursuant to which such Transferee agrees to be bound by the terms of this Agreement as a Shareholder, with such rights of the transferor that are assigned by the transferor in compliance with this Section 3.01; provided, however, that the foregoing shall not apply to Transferees who acquire Equity Securities in a Permitted Transfer pursuant to clause (ii) of the definition thereof.

(h) Expenses of Transfer. The transferring Shareholder agrees that it will pay all reasonable out-of-pocket expenses incurred by the Company in connection with any attempted or realized Transfer of all or any portion of its Equity Securities. Such costs generally will include the amount of any transfer Taxes due as a result of a Shareholder’s Transfer and the costs of accounting for such Transfers, including for applicable Tax purposes.

(i) Deemed Liquidation Event. Notwithstanding anything to the contrary contained in this Agreement, no Shareholder shall knowingly Transfer any Equity Securities or participate in any transaction constituting a Deemed Liquidation Event unless Centerbridge receives the full amounts that it is entitled to receive pursuant to the Articles of Incorporation in connection with such Deemed Liquidation Event.

3.02 Tag-Along Rights.

(a) If any Shareholder (or any Transferee of Shareholder) holding Equity Securities representing 5% or more of the outstanding Equity Securities of the Company (calculated on an as-converted basis) proposes to Transfer any or all of its Equity Securities to a third party (except for Permitted Transfers), the provisions of this Section 3.02 shall apply (a “Proposed Tag Transfer”); provided, that if any such Shareholder proposes to Transfer any or all of its Senior Preferred Shares to a third party (except for Permitted Transfers), the provisions of this Section 3.02 shall only apply to such Transfer if such Shareholder is selling its Senior Preferred Shares for a price per share that is greater than the Liquidation Amount, and any Transfer of Senior Preferred Shares for a price per share that is below the Liquidation Amount will not constitute a “Proposed Tag Transfer” hereunder.

(b) Prior to any Proposed Tag Transfer, the Transferring Shareholder shall deliver a notice (the “Transfer Notice”) to the other Shareholders and to the Company of its intention to make a Proposed Tag Transfer. The Transfer Notice shall specify the terms and conditions on which the Transferring Shareholder proposes to Transfer Equity Securities, including the number of shares proposed to be Transferred and the price therefor. Within ten (10) days after receipt of a Transfer Notice, each other Shareholder may give written notice (the “Tagging Notice”) to the Transferring Shareholder and the Company that it desires to sell Equity Securities owned by it on the same terms and conditions as set forth in the Transfer Notice, which Tagging Notice shall specify the number of Equity Securities as to which such right is being exercised. The maximum number of Equity Securities which any Shareholder delivering a Tagging Notice (each such Shareholder, a “Tagging Shareholder,” and collectively with any other Tagging Shareholder, the “Tagging Shareholders”) may include in the proposed Transfer shall be equal to the product obtained by multiplying (i) the number of Equity Securities proposed to be Transferred by the Transferring Shareholder by (ii) the pro rata portion of the number of Equity Securities held by such Tagging Shareholder relative to the number of Equity Securities held by all Shareholders participating in such Transfer (including the Transferring Shareholder), for all purposes considering all Derivative Securities on an as-converted basis. For the avoidance of doubt, the number of Equity Securities the Transferring Shareholder would otherwise be entitled to sell shall be reduced by the number of Equity Securities sold by the Tagging Shareholders pursuant to this Section 3.02(b).

(c) If the Transferring Shareholder receives one or more Tagging Notices in a timely manner, the Tagging Shareholder(s) shall be entitled to sell the lesser of (i) the number of Equity Securities that a Tagging Shareholder is entitled to sell, determined as provided in Section 3.02(b), and (ii) the number of Equity Securities a Tagging Shareholder has requested to sell in its Tagging Notice; provided that in the event any Shareholder entitled to deliver a Tagging Notice does not provide a Tagging Notice or elects in its Tagging Notice to sell less than the maximum provided for under the preceding sentence, the Transferring Shareholder and each Tagging Shareholder that provided a Tagging Notice in which such Tagging Shareholder included a number of Equity Securities available for sale that exceeds the amount allotted under Section 3.02(b) shall have the right to include additional Equity Securities in the Transfer in proportion to each such Shareholder’s relative ownership interests in the Company until full allotment in accordance with this Section 3.02. The costs and expenses of the Transfer incurred for the benefit of all of the Shareholders will be paid by all such Shareholders on a pro rata basis according to the relative number of Equity Securities being sold by each such Shareholder.

(d) Any sale of Equity Securities by a Tagging Shareholder pursuant to this Section 3.02 will be at the same price (except that any accrued but unpaid dividends on any Senior Preferred Shares being sold in such sale shall be paid only to the Shareholders of such Senior Preferred Shares and then the remaining portion of the aggregate consideration to be paid by the buyer(s) in such sale will then be allocated to Equity Securities to be sold in such sale ratably on an as-converted basis) and on the same terms and conditions as the Transfer by the Transferring Shareholder that is the subject matter of the Transfer Notice; provided that, notwithstanding the foregoing, (i) any representations and warranties or indemnities given by each of the Transferring Shareholder and the Tagging Shareholders shall be several and not joint, (ii) the indemnity obligations shall be (x) apportioned pro rata among each of the Transferring Shareholder and the Tagging Shareholders based on the relative proportion of Equity Securities being sold in the applicable Proposed Tag Transfer (with Derivative Securities considered on an as-converted basis) and (y) limited in respect of each Shareholder to the proceeds received by such Shareholder in such Proposed Tag Transfer (except in connection with claims relating to such Shareholder’s fraud), (iii) Centerbridge and its Affiliates, and any Person to which Centerbridge or any of its Affiliates Transfers Equity Securities, shall not be required to agree to any restrictive covenants (such as non-competition or non-solicitation) other than a customary confidentiality covenant, and (iv) each of the Transferring Shareholder and the Tagging Shareholders will receive the same form of consideration and the same portion of the aggregate consideration that such Shareholders would have received if such aggregate consideration had been distributed by the Company in a complete liquidation or Deemed Liquidation Event pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Proposed Tag Transfer.

(e) If a Shareholder does not deliver a Tagging Notice pursuant to this Section 3.02, then the Transferring Shareholder and any other Tagging Shareholder shall be free to sell the Equity Securities that are the subject of the Transfer Notice in strict accordance with the terms and conditions stated in the Transfer Notice. The Equity Securities that are the subject of such proposed Transfer may not be Transferred if the Transferring Shareholder and proposed Transferee shall have failed to consummate the Transfer on the terms and conditions stated in the Transfer Notice within ninety (90) days following the date of delivery of the Transfer Notice.

3.03 Drag-Along Rights.

(a) If, prior to a Qualified Public Offering, the Company’s Board of Directors or group of Shareholders that, in the aggregate, owns a majority of the voting power of the Company, receives an offer in a transaction or series of transactions pursuant to which a third party (which, for the avoidance of doubt, shall not include Parent or any of its Affiliates, or any other Person in which Parent or any of its Affiliates invests or has agreed to make an investment) proposes to acquire all of the Equity Securities of the Company, and, at the closing of such transaction, the holders of the Senior Preferred Shares and any Common Shares that were issued upon the prior conversion of the Senior Preferred Shares shall, in the aggregate, receive cash consideration at the closing of such transaction (not including any cash subject to a holdback or escrow arrangement on the closing date) equal to or greater than 1.5x the Original Purchase Price with respect to all Senior Preferred Shares that are then issued (as adjusted for any stock splits, dividends, combinations, subdivisions, recapitalizations and the like) (a “Drag-Along Transaction”), then such Shareholder or group of Shareholders that, in the aggregate, owns a majority of the voting power of the Company (collectively, the “Drag-Along Shareholder”) shall have the right, at its option, to require all of the other Shareholders (each such other Shareholder, a “Dragged Shareholder,” and collectively with any other Dragged Shareholder, the “Dragged Shareholders”), and each Dragged Shareholder hereby agrees, whether such Drag-Along Transaction is structured as a Transfer of Equity Securities, merger, consolidation, combination, reorganization, recapitalization, reclassification or otherwise, to Transfer all of such Dragged Shareholder’s Equity Securities on substantially the same terms and conditions as are applicable to the Drag-Along Shareholder; provided that (i) the terms of any Drag-Along Transaction may not contemplate any agreement or arrangement in which the Drag-Along Shareholder or any of its Affiliates will receive any consideration, payment or any other thing of value apart from the consideration to be paid to all selling Shareholders in the sale (including all Dragged Shareholders) other than repayment of indebtedness, reimbursement of customary expenses, payments related to services previously provided and ordinary course arrangements for services from Management Shareholders consistent with market terms or prior practices, and (ii) the price per share for each Equity Security to be sold in such Drag-Along Transaction shall be determined by allocating consideration pursuant to the terms of the Articles of Incorporation.

(b) Each Dragged Shareholder shall reasonably cooperate in, and shall take all actions requested by the Drag-Along Shareholder that are reasonably necessary or desirable to consummate, the Drag-Along Transaction, including: (i) to the extent applicable, voting its Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Transaction and against all competing transactions, and all actions deemed reasonably necessary by the Drag- Along Shareholder in connection with the Drag-Along Transaction; (ii) if applicable, taking all actions necessary to cause the Board to approve the Drag-Along Transaction; and (iii) entering into all definitive and ancillary agreements with respect to the proposed Drag-Along Transaction, and using commercially reasonable efforts to cause the transactions contemplated by such definitive agreements and ancillary agreements to be consummated; provided that (A) such definitive agreements shall contain representations and warranties and indemnity obligations of such Dragged Shareholder only if the Drag-Along Shareholder has also made such representations and warranties, (B) any representations and warranties or indemnities given by each of the Dragging Shareholder and the Dragged Shareholders shall be several and not joint, (C) the indemnity obligations thereunder are (x) apportioned pro rata among each of the Drag-Along Shareholder and the Dragged Shareholders based on the relative proportion of Common Shares being sold in such Drag-Along Transaction (with Equity Securities convertible or exchangeable into Common Shares considered on an as-converted basis), (y) limited to breaches of fundamental representations and warranties regarding matters such as ownership, capacity and authorization (but under no circumstances will the Shareholders have any post-closing liability for operational matters or Company liabilities other than their pro rata share of any indemnity, escrow or holdback) and (z) limited in respect of each Shareholder to the proceeds received by such Shareholder in such Drag-Along Transaction (except in connection with claims relating to such Shareholder’s fraud), (D) no Dragged Shareholder that is not otherwise an employee of the Company shall be required to agree to any restrictive post-closing covenants (such as non-competition or non-solicitation) other than a customary confidentiality covenant, and (E) each of the Dragging Shareholder and the Dragged Shareholders that are not otherwise employees of the Company will receive the same form of consideration and the same portion of the aggregate consideration that such Shareholders would have received if such aggregate consideration had been distributed by the Company as a Deemed Liquidation Event pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Drag-Along Transaction.

(c) Without limitation of the foregoing, each Shareholder waives any dissenters, appraisal or other similar rights it may have in connection with any sale of the Company under applicable law that is approved or instituted pursuant to this Section 3.03 and agrees not to assert any claims challenging the validity of such sale of the Company that is approved or instituted pursuant to this Section 3.03.

(d) The Drag-Along Shareholder shall provide written notice of such Drag-Along Transaction to each Dragged Shareholder (a “Drag-Along Transaction Notice”) not later than ten (10) days prior to the proposed Drag-Along Transaction. The Drag-Along Transaction Notice shall identify the proposed Transferee, the consideration for which a Transfer is proposed to be made and all other material terms and conditions of the Drag-Along Transaction. Except as otherwise set forth herein, such Dragged Shareholder shall be required to participate in the Drag-Along Transaction on the terms and conditions set forth in the Drag-Along Transaction Notice.

(e) The Drag-Along Shareholder shall have a period of thirty (30) days from the date of delivery of the Drag-Along Transaction Notice to enter into definitive transaction agreements with respect to, and six (6) months from the date of delivery of the Drag-Along Transaction Notice to consummate, the Drag-Along Transaction on the terms and conditions set forth in such Drag-Along Transaction Notice; provided, however, that such six (6) month period shall be extended by the time necessary (but in no event to exceed three hundred sixty-five (365) days from the date of delivery of the Drag- Along Transaction Notice) to obtain any required approvals of any Regulatory Agency under any applicable laws (the “Drag-Along Transaction Period”). If the Drag-Along Transaction shall not have been consummated during the Drag-Along Transaction Period, the Drag-Along Shareholder shall promptly return any documents in the possession of the Drag-Along Shareholder executed by the Dragged Shareholders in connection with the Drag-Along Transaction, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to any Equity Securities owned by each of the Shareholders shall continue to be in effect.

(f) Notwithstanding anything to the contrary in this Section 3.03, there shall be no liability on the part of the Drag-Along Shareholder to the Company or the Dragged Shareholders if the Drag-Along Transaction is not consummated for whatever reason, regardless of whether the Drag-Along Shareholder has delivered a Drag-Along Transaction Notice, except as may be agreed between the applicable parties in a separate written agreement. The decision to effect a Drag-Along Transaction is in the sole and absolute discretion of the Drag-Along Shareholder.

(g) Notwithstanding anything to the contrary herein, no Dragged Shareholder may Transfer any of its Equity Securities (except in connection with the Drag-Along Transaction) during the period beginning on the date of receipt of the Drag-Along Transaction Notice and ending at such earlier time as the Drag-Along Transaction (x) is consummated, (y) is abandoned or terminated (with notice of such abandonment or termination having been provided by the Drag-Along Shareholder), or (z) fails to be consummated within the Drag-Along Transaction Period.

3.04 Legend. In addition to any other legend that may be required by applicable law, each certificate for Equity Securities, if any, issued to any Shareholder shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), UNDER APPLICABLE U.S. STATE SECURITIES LAWS OR UNDER THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE CORPORATION’S BYLAWS AND THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED FEBRUARY 26, 2021 (AS MAY BE AMENDED FROM TIME TO TIME) THAT MAY PROVIDE FOR MANAGEMENT OF THE CORPORATION IN A MANNER DIFFERENT THAN IN OTHER CORPORATIONS AND MAY SUBJECT A SHAREHOLDER TO CERTAIN OBLIGATIONS OR LIABILITIES NOT IMPOSED IN SHAREHOLDERS IN OTHER CORPORATIONS. A COPY OF SUCH BYLAWS AND SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

If any Equity Securities are certificated and cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Equity Securities without reference in the above legend to this Agreement, as the case may be.

3.05 Market Standstill. Each Shareholder hereby agrees that he, she or it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock of the Company held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3.06 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Shareholders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), including Parent. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.06 or that are necessary to give further effect thereto.

Section 4. Periodic Information Reporting Requirements.

4.01 Information Rights. On a confidential basis, the Company shall provide to each Shareholder for so long as such Shareholder owns, either individually or together with its Affiliates, the Minimum Ownership Threshold, the following:

(a) Within one-hundred and twenty (120) days after the end of each fiscal year of the Company, the audited annual financial statements of the Company and its Subsidiaries in accordance with GAAP or SAP, as applicable.

(b) Within forty-five (45) days after the end of each fiscal quarter of the Company, the unaudited quarterly financial statements of the Company and its Subsidiaries.

(c) Within ninety (90) days after the end of each fiscal year of the Company, a copy of of the annual budget and business plans of the Company and its Subsidiaries for each fiscal year, in such form and containing such information as approved by the Board.

(d) Any information reasonably requested by a Shareholder in writing to permit such Shareholder (or its direct or indirect owners) to comply with applicable United States federal income and other relevant tax laws and reporting requirements, or other regulatory obligations, with respect to its investment in the Company or to help facilitate any Transfer or proposed Transfer of Equity Securities by such Shareholder in a manner consistent with the terms of this Agreement (and the Company shall otherwise cooperate with the efforts of such Shareholder in connection with such Transfer or Proposed Transfer).

(e) As promptly as practical following the end of each fiscal quarter of the Company and if requested by a Shareholder in writing, a copy of the Company’s capitalization table as of date within ten (10) Business Days of the date of the request.

(f) The Company shall permit each Shareholder (provided that the Board of Directors has not reasonably determined that such Shareholder is a competitor of the Company), at such Shareholder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Shareholder; provided, however, that the Company shall not be obligated pursuant to this Section Section 4.01(e) to provide access to any information that it reasonably and in good faith considers to be a trade secret or to the extent the disclosure of such information would adversely affect the attorney-client privilege between the Company and its counsel; provided that the Company will use commercially reasonable efforts to provide such information in a way that would not violate such privilege.

4.02 Books and Records. The Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record, in all material respects, of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP (or SAP, in the case of the Company’s insurance company Subsidiaries).

4.03 Confidentiality. Except as authorized in writing by the Company, each of the Shareholders shall not disclose any of the information provided to such Shareholder pursuant to this Section 4 to any Person that is not an Affiliate of such Shareholder or a director, officer, partner, member, trustee, employee, representative (including any accountant, attorney or other professional), agent or consultant of such Shareholder or such Affiliate, or a party to this Agreement, and each Shareholder shall use its commercially reasonable efforts to cause its Affiliates, and the directors, officers, partners, members, trustees, employees, representatives, agents and consultant of such Shareholder and such Affiliates, not to disclose such information to any Person that is not a party to this Agreement; provided, however, that, notwithstanding anything to the contrary set forth herein, (i) such Shareholder and each Affiliate of such Shareholder shall not be prohibited from disclosing any such information if such information (w) becomes publicly available through no breach of this Agreement by such Shareholder or such Affiliate, or the directors, officers, partners, members, trustees, employees, representatives, agents or consultants of such Shareholder and such Affiliate, (x) is required to be disclosed by law or the rules of a national securities exchange, (y) is required to be furnished to or filed with any governmental authority or self-regulatory organization that has jurisdiction over such Shareholder and/or such Affiliate or in any filings or applications made by such Shareholder and/or such Affiliate to such governmental authority or self-regulatory organization, to the extent such filings or applications require the disclosure of such information, including the SEC, or (z) the information is requested by a prospective transferee or purchaser of Equity Securities in circumstances in which Equity Securities are permitted to be sold pursuant to the terms hereof (including pursuant to a Drag-Along Transaction or a Sale Transaction) so long as such third party enters into a confidentiality agreement with the Company reasonably satisfactory to the Company and such Shareholder has not otherwise breached any of its obligations under this Agreement, and (ii) neither Centerbridge nor any Affiliate of Centerbridge shall be prohibited from disclosing any such information (w) in connection with financial or operating reports or other information made available to the current, former or prospective limited partners, investors, managers, members, representatives and advisors of Centerbridge and/or such Affiliate, (x) in compliance with the terms of the limited partnership or other organizational documents of Centerbridge and/or such Affiliate, (y) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the Centerbridge and/or such Affiliate, (z) to any Person to whom Centerbridge and/or such Affiliate is contractually obligated or required to provide such information. Notwithstanding the foregoing, prospective investors (and their agents) are authorized, without restriction of any kind, to disclose the Tax treatment and Tax structure of the transactions set forth or contemplated herein. Each Shareholder shall be responsible for any breach of this Section 4 by its Affiliates or the directors, officers, partners, members, trustees, employees, representatives, agents or consultants of such Shareholder and such Affiliate.

Section 5. Registration Rights.

5.01 Company Registration Rights. Parent, the Company and Centerbridge hereby make the agreements and covenants with respect to the marketing and registration of the Equity Securities that are set forth on Annex A to this Agreement, which is hereby incorporated into this Agreement by this reference. Any Shareholder to which Centerbridge Transfers any Senior Preferred Shares shall be entitled to registration rights for its Company Registrable Securities on the same terms as Centerbridge.

5.02 Parent Registration Rights. In addition, whenever Parent proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms), Parent hereby covenants and agrees to give prompt written notice to Centerbridge of its intention to effect such registration and will include in such registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Parent Registrable Securities with respect to which Parent has received written requests for inclusion therein within ten (10) days after delivery of Parent’s notice, subject to the opinion of the managing underwriters on whether the number of securities requested to be included in such registration can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering. Parent shall be responsible for all out-of-pocket expenses incurred by Parent or Centerbridge in connection with the performance of or compliance with this Section 5.02; provided that Centerbridge will bear and pay all underwriting discounts and commissions applicable to the Parent Registrable Securities sold for Centerbridge’s account and all transfer taxes (if any) attributable to the sale of Parent Registrable Securities.

Section 6. Other Covenants.

6.01 Preemptive Rights.

(a) The Company hereby grants to each Shareholder the right to purchase an amount up to such Shareholder’s pro rata share on an as converted basis of all New Company Securities that the Company or any Subsidiary of the Company may from time to time propose to issue, offer or sell. The “pro rata share” for purposes of this Section 6.01(a) with respect to any given Shareholder shall be expressed as a fraction, (i) the numerator of which is the number of Common Shares Beneficially Owned by such Shareholder on the date of the Company’s written notice pursuant to Section 6.01(c) hereof, and (ii) the denominator of which is the number of Common Shares outstanding on the date of the Company’s written notice pursuant to Section 6.01(c) hereof, assuming for this purpose conversion of all outstanding Derivative Securities (including, for the avoidance of doubt, the Senior Preferred Shares).

(b) For purposes of this Section 6.01, “New Company Securities” means (A) any shares of capital stock (of any class) of the Company or any of its Subsidiaries, including Common Shares, shares of Preferred Stock or other Equity Securities, whether now authorized or not, issued after the Effective Date, or (B) any options, warrants, convertible notes, securities of any type or similar rights issued by the Company or any of its Subsidiaries after the Effective Date that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any shares of capital stock (of any class), including Common Shares, shares of Preferred Stock or other Equity Securities (each of the foregoing reference in such clause (B), a “Convertible Security”); provided, however, that the term “New Company Securities” does not include any securities (1) issued as consideration to effect the acquisition of another entity by the Company or any of its Subsidiaries pursuant to a merger, consolidation, amalgamation, exchange of shares, the purchase of all or substantially all of the assets, or otherwise; (2) issued to any directors or employees of the Company or any of its Subsidiaries pursuant to any incentive stock plan or other form of incentive compensation approved and adopted by the Company, and any Common Shares or other equity issued upon the exercise thereof; (3) issued upon the exercise of or conversion of the Senior Preferred Shares; (4) issued to the Shareholders upon any stock split, stock dividend, combination or other similar event with respect to the Common Shares or other capital stock; (5) issued pursuant to the Purchase Agreement, or (6) issued as “kickers” to lenders or otherwise in connection with any financing arrangements which are entered into in a manner consistent with the provisions of the Articles of Incorporation.

(c) In the event that the Company proposes to undertake an issuance of New Company Securities, the Company will give the Shareholders written notice (a “New Issue Notice”) of its intention, describing the type of New Company Securities, the price and amount proposed to be issued and the other material terms and conditions upon which the Company proposes to issue New Company Securities. Such New Issue Notice shall be delivered to each Shareholder prior to the proposed issue date of such New Company Securities and each Shareholder shall have ten (10) days from the date of receipt of each New Issue Notice to deliver to the Company a written notice (a “Notice of Acceptance”) of the amount of the applicable New Company Securities that it intends to purchase. If no Notice of Acceptance is timely given it will be deemed a decline to purchase the Company New Securities by such Shareholder. The closing and funding of all New Company Securities pursuant to the Notices of Acceptances shall take place no later than ninety (90) days after the date of the New Issue Notice and the preparation, execution and delivery by the Company and such Shareholder of definitive documentation relating to the acquisition of such New Company Securities shall occur within such time frame and shall be in form and substance reasonably satisfactory to such Shareholder and the Company.

(d) If no Shareholder has delivered a Notice of Acceptance or if less than all of the New Company Securities set forth in such New Issue Notice are subject to Notices of Acceptance, the Company shall have one hundred twenty (120) days (or, if such issuance is subject to regulatory approval, two hundred ten (210) days) from the date of a New Issue Notice to consummate the issuance, sale or exchange in whole or in part of the New Company Securities described in such New Issue Notice that are not agreed to be purchased by Shareholders pursuant to Notices of Acceptance on terms and conditions that are either the same as the terms and conditions described in the New Issue Notice or less favorable to the purchaser of such New Company Securities than the terms and conditions described in the New Issue Notice. For avoidance of doubt, (i) upon expiration of such one hundred twenty (120) day (or, if such issuance is subject to regulatory approval, two hundred ten (210) day) period, or (ii) if no Shareholder delivered a Notice of Acceptance and the terms and conditions of the proposed issuance of New Company Securities are more favorable to the purchaser of such New Company Securities than those set forth in the initial New Issue Notice, the Company shall be required to deliver another New Issue Notice in connection with the proposed issuance of New Company Securities. At the option of any Shareholder acquiring New Company Securities pursuant to this Section 6.01, such New Company Securities shall be non-voting pending exchange for voting securities with the same terms, which exchange shall be effected by the Company on demand at the subsequent option of such Shareholder.

(e) The Company shall be under no obligation to consummate any proposed sale of New Company Securities, nor shall there be any liability on the part of the Company to any Shareholder if the Company does not consummate a proposed sale of New Company Securities for whatever reason, whether or not the Company shall have delivered a notice in respect thereof to the Shareholders.

(f) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 6.01, the Company may elect to give notice to the Shareholders within thirty (30) days after the issuance of New Company Securities. Such notice shall describe the type, price, and terms of the New Company Securities. Each Shareholder shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Company Securities that would, if purchased by such Shareholder, maintain such Shareholder’s percentage-ownership position, calculated as set forth in Section 6.1(a) before giving effect to the issuance of such New Company Securities. From the date on which the New Company Securities are issued through the earlier of (a) the date on which the 20-day period contemplated above has expired and (b) the date on which each Shareholder has purchased all the New Company Securities it is entitled to purchase hereunder, neither Parent nor the Company or any of its Subsidiaries shall (i) initiate or consummate any IPO, Drag-Along Transaction, Proposed Tag Transfer or Sale of the Company, (ii) otherwise take or authorize, or set any record date for, any action that would result in any payment or distribution being made to the Shareholders of the Company or (iii) otherwise make any material change to the management or governance of the Company or any of its Subsidiaries that would adversely affect the rights, preferences or privileges of the Series A Preferred Shares in a material way.

6.02 Certain Parent Agreements. The parties acknowledge and agree that any business opportunities that develop or arise in the management or operation of the business of the Company and its Subsidiaries or by the actions or activities of the personnel or through the intellectual property of the Company and its Subsidiaries shall be owned by the Company and not by Parent or any of its Affiliates (other than the Company and its Subsidiaries). Parent shall not, and shall cause its Affiliates not to, take any action the purpose or intent of which is to divert such business opportunities or the economic benefits of any such businesses opportunities to Parent or any of its Affiliates (other than the Company and its Subsidiaries) or otherwise to divert value relating to such business opportunities (or the associated economic benefits) away from the Company and its Subsidiaries (including by writing insurance business developed or sourced by the Company or any of its Subsidiaries or by using their intellectual property or assets out of any insurance company owned by Parent or any of its Affiliates (other than the Company and its Subsidiaries)). Notwithstanding anything herein to the contrary, the business opportunities described in the first sentence of this Section 6.02 shall not include opportunities directly relating to or arising from the historical businesses of Parent or its Affiliates, including, without limitation, insurance business in states where any one of them is, as of the date hereof, authorized to transact insurance, insurance agency services, claims handling and management and real estate operation and management, and shall not include insurance business to be transitioned from United Property & Casualty Insurance Company. Furthermore, it shall not be a violation of this Section 6.02 for Parent and its Affiliates (other than the Company and its Subsidiaries) to continue to operate and grow their respective historical businesses in a manner that is materially consistent with how such businesses have been historically operated. In addition, neither the Company or any of its Subsidiaries, on the one hand, nor Parent or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, may permit or effect any amendment in any material respect of any agreement between the Company or any of its Subsidiaries, on the one hand, and Parent or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, without the prior written consent of Centerbridge.

6.03 Further Assurances. Each party hereto agrees to use, and cause its Affiliates to use, its commercially reasonable and good faith efforts to execute and deliver, at no cost to the other parties hereto, such other documents, certificates, agreements and other writings, and to take such other actions as may be necessary or desirable in order to, consummate or implement expeditiously the transactions contemplated by this Agreement.

6.04 Tax Matters.

(a) The Company and the Shareholders agree (a) to treat the Senior Preferred Shares as stock that is not “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulation § 1.305-5 promulgated thereunder. The Company shall not take any position or action inconsistent with such intended treatment (including on any IRS Form 1099), unless otherwise required by either (A) a change in applicable law after the date hereof (or official interpretation thereof) or (B), a contrary “determination” (as defined in Section 1313(a) of the Code). If the Company determines to report, pursuant to Section 305 of the Code, any dividends in any year in excess of actual cash dividends paid in such year, the Company will notify Centerbridge not less than 20 days prior to the last day for reporting such dividends to the Internal Revenue Service, consult with Centerbridge in good faith regarding the need to report such dividend and, not report such dividends if the Company’s accountants advise that, more likely than not, such excess dividends are not required to be reported.

(b) To the extent that the District of Columbia, a U.S. state or any political subdivision thereof requires any Tax Return of or with respect to the Company or any of its Subsidiaries (the “TypTap Group”) to be filed on a combined basis with Parent or its Affiliates (other than the TypTap Group) (a “State Combined Return”) and the Company is not able to opt out of such filing, the Tax Allocation Agreement shall apply mutatis mutandis for purposes of such State Combined Returns, treating for such purpose the Parent Group and the TypTap Group as the only members of the group filing such State Combined Return.

(c) Notwithstanding anything to the contrary in this Agreement or the Tax Allocation Agreement, Parent and the members of the Parent Group shall be responsible for and shall indemnify and hold harmless the Company and its Subsidiaries from and against any Losses relating to any Taxes imposed with respect to any consolidated federal income tax return that includes Parent and any member of the TypTap Group (a “Federal Combined Return”) or any State Combined Return (collectively, the “Combined Returns”) except to the extent that the TypTap Group is responsible for such Taxes pursuant to the Tax Allocation Agreement; provided the TypTap Group shall not be deemed responsible for (i) any Taxes arising from or attributable to the contributions or other transactions pursuant to which the stock of Subsidiaries of the Company was transferred to the Company on or prior to the date hereof, and (ii) any Taxes attributable to the acceleration of income or gain from deferred intercompany transactions that occurred on or prior to the date hereof pursuant to Section 1.1502-13 of the Treasury Regulations (or any similar provision of state or local law). The Company shall be entitled to all refunds of income Taxes (including credits in lieu of a refund and any interest thereon received from the applicable taxing authority) to the extent that any member of the TypTap Group is entitled to such refunds pursuant to the Tax Allocation Agreement and Parent shall pay all such refunds to the Company within fifteen (15) days after receipt thereof. Parent shall notify the Company in writing of any communication with respect to any pending or threatened audit or other proceeding by a taxing authority related to a Combined Return to the extent any member of the TypTap Group may be responsible pursuant to the Tax Allocation Agreement or Section 6.04(b); shall keep the Company reasonably informed regarding the progress of any such audit or other proceeding and shall not settle or otherwise resolve any such audit or proceeding without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) to the extent such settlement or resolution would give rise solely to Taxes for which the TypTap Group would be liable.

Section 7. Representations and Warranties.

7.01 Authority; Enforceability. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has, as applicable, the legal capacity or power and authority, corporate or otherwise, to enter into this Agreement. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution of this Agreement has been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

7.02 No Breach. Each of the parties hereto severally represents and warrants to each of the other parties hereto that the execution of this Agreement does not:

(a) conflict with or violate its certificate of formation, bylaws or other applicable organizational documents;

(b) violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(c) constitute a violation by such party of any law, ruling, writ, injunction, award, determination or decree of any arbitral body or court or any agency, commission, department or body of any local, state, federal or foreign governmental, regulatory, administrative, judicial or quasi-governmental unit, entity or authority.

7.03 Consents. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with the execution or enforceability of this Agreement.

7.04 Spousal Consent. Spouses of the Shareholders who are natural persons are not Shareholders as a result of such marital relationship. Each spouse of a Shareholder, as applicable, acknowledges and agrees to the foregoing by executing the Spousal Consent set forth as Exhibit B attached hereto (the “Spousal Consent”). If this Agreement is executed and delivered by a Shareholder without also delivering a copy of the Spousal Consent executed by the spouse of such Shareholder at such time of execution and delivery or promptly thereafter, then such Shareholder hereby represents and warrants to the Company and the other Shareholders that he or she is not married and does not have a common law spouse as of the date of such delivery. Each Shareholder shall promptly notify the Company whenever there is a change in such Shareholder’s marital status. If a Shareholder marries or remarries after the date of such delivery, such Shareholder shall promptly provide the Company with the name and address of his or her spouse. Each Shareholder shall use his or her best efforts to cause his or her current or future spouse to execute and deliver to the Company the Spousal Consent or an instrument substantially in the form of the Spousal Consent.

Section 8. Miscellaneous.

8.01 Amendments and Waivers. This Agreement may not be amended, modified, supplemented or restated, nor may any provisions of this Agreement be waived, in each case without the prior written consent of Parent and Centerbridge. Any and all amendments, modifications, supplements or waivers may be made to this Agreement from time to time thereafter by the Company or Parent, on the one hand, and Centerbridge, on the other hand, without the consent of any other Shareholder, including amendments, modifications, supplements or waivers to: (a) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein; and (b) make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, in the case of each of (a) and (b), that no right or benefit specifically provided to a Shareholder under any provision of this Agreement may be amended, modified or waived without the approval of such Shareholder; and provided, further, that any amendment, modification, supplement or waiver of this Agreement shall require the approval of a Shareholder in any case where such Shareholder’s rights or obligations hereunder are materially adversely affected by such amendment, modification, supplement or waiver. Any amendment, modification, supplement or waiver effected in accordance with this Section 8.01 shall be binding upon the

Company, the Shareholders and their successors and assigns. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of its capital stock after the date hereof and, upon such issuance, the holder thereof will hold shares of capital stock in the Company representing 1% or more of the issued capital stock of the Company, then (x) such holder shall become a party to this Agreement by executing and delivering a counterpart signature page hereto as a “Shareholder” and thereafter shall be deemed a “Shareholder” for all purposes hereunder and (y) no action or consent by the parties hereto shall be required for such joinder to this Agreement so long as such acquirer has agreed in writing to be bound by all of the obligations as a “Shareholder” hereunder.

8.02 Entire Agreement. This Agreement, the Purchase Agreement, the Guarantee, the Parent Warrants and the Articles of Incorporation constitute the entire agreement and understanding of the parties in respect of the subject matters hereof and they together supersede all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to such subject matter hereof. Except as expressly contemplated hereby, there are no third party beneficiaries having rights under or with respect to this Agreement.

8.03 Term and Termination. This Agreement shall terminate automatically as to any Shareholder that Transfers all of its Equity Securities; provided, that this Agreement shall not terminate as to Centerbridge for so long as the Parent Board Designation Condition continues to be met and that the terms of this Agreement that relate to the Parent Registrable Securities (including Section 5.02 and Annex A) shall not terminate and shall continue in effect for so long as Centerbridge or any of its Affiliates holds any Warrants or Parent Registrable Securities.

8.04 Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, e-mail, or air courier guaranteeing overnight delivery:

(i)	if to the Company:

TypTap Insurance Group, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607 Attention: Andrew J. Graham, General Counsel

Email: agraham@hcigroup.com

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

Email: ccreely@foley.com

(ii)	if to Parent:

HCI Group, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607 Attention: Andrew J. Graham, General Counsel

Email: agraham@hcigroup.com

with a copy to (which copy shall not constitute notice):

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

Email: ccreely@foley.com

and

(iii)	if to Centerbridge:

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, NY 10152

Facsimile: (212) 672-5001

Attention: The Office of the General Counsel; Eric Hoffman

Email: legalnotices@centerbridge.com; ehoffman@centerbridge.com with a copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile: (212) 446-4900

Attention: Rajab S. Abbassi, P.C.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the United States mail, if being mailed by first class mail; two (2) Business Days after being delivered via a next-day air courier; when receipt is acknowledged by the recipient’s fax machine, if faxed; and on the date sent by e-mail (with confirmation of delivery) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

8.05 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except pursuant to a Transfer effected in a manner consistent with this Agreement, no Shareholder may assign (including by operation of law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company and the other Shareholder. The Company may not, other than by operation of law, assign any or all of its rights, interests or obligations hereunder without the written consent of each Shareholder (in any or all of which cases the Company nonetheless will remain responsible for the performance of all of its obligations hereunder).

8.06 Specific Performance. Each party hereto acknowledges and agrees that irreparable damage would occur to the other parties hereto, and that the other parties hereto will not have an adequate remedy at law, in the event that any of the provisions of this Agreement to be performed by such party are not performed in accordance with their specific terms or are otherwise breached. Therefore, each party hereto is entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties and to enforce specifically the terms a provisions of this Agreement against such other parties hereto in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such parties and granted in connection therewith. Such remedies are, however, cumulative and not exclusive and are in addition to any other remedies which any party may have under this Agreement or otherwise.

8.07 Submission to Jurisdiction; No Jury Trial.

(a) Each party submits to the jurisdiction of any state or federal court located in Hillsborough County or the Middle District, Tampa Division, in the state of Florida in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(b) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all action that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

8.08 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.09 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of Florida.

8.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation. “ Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

8.12 Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.13 Conflicts With Company Organizational Documents. To the extent that any of the provisions of this Agreement conflict with any of the provisions of the Articles of Incorporation or the Bylaws, the provisions of this Agreement shall prevail and the Shareholders, the Board and the Company shall take such steps as are necessary to amend the Articles of Incorporation or the Bylaws, as the case may be.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TYPTAP INSURANCE GROUP, INC.

By:

Name:
Title:

HCI GROUP, INC.

By:

Name:
Title:

CB SNOWBIRD HOLDINGS, L.P.

By: CSCP III Cayman GP Ltd., its General Partner

By:

Name:
Title:

[Shareholders Agreement Signature Page]

Schedule 1

Initial Directors

Paresh Patel

Eric Hoffman (Centerbridge appointment)

Kevin Mitchell

Loreen Spencer

Jim Macchiarola

Martin Dolan

[TBD (HCI appointment)]

[TBD (Joint appointment)]

Annex A

REGISTRATION RIGHTS

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Centerbridge hereby agree with respect to the Company Registrable Securities, as follows:

Section 1. Demand Registrations.

1.01 Requests for Registration. At any time and from after the fourth (4th) anniversary of the Effective Date, Centerbridge may request (x) one registration under the Securities Act of all or any portion of its Company Registrable Securities resulting in anticipated proceeds to Centerbridge of at least $40 million on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or (y) registration (not more than two times in a twelve month period) of its Company Registrable Securities on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available, if such Short-Form Registration would result in anticipated proceeds to Centerbridge of at least $5 million (any such requested registration, a “Demand Registration”). If Form S-3 is then available to the Registrant, Centerbridge may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Registrant is a WKSI at the time any such request is submitted to the Registrant or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by Centerbridge and (if known) the intended method of distribution.

1.02 Form of Registrations; Selection of Underwriters. Any Long-Form Registration will be an underwritten registration unless otherwise approved by Centerbridge, such approval not to be unreasonably withheld. The Company shall, with the consent of Centerbridge, not to be unreasonably withheld, select the legal counsel, the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Demand Registration or Shelf Offering.

1.03 Shelf Registrations.

(a) For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, Centerbridge will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities pursuant to such registration statement (“Shelf Registrable Securities”). If Centerbridge desires to sell Registrable Securities pursuant to an underwritten offering, then Centerbridge may deliver to the Registrant a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that Centerbridge desires to sell pursuant to such underwritten offering (the “Shelf Offering”). The Registrant will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1.04, use its commercially reasonable efforts to consummate such Shelf Offering.

Annex A

(b) If Centerbridge desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”) then Centerbridge may notify the Registrant of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence.

(c) All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1.03 shall be determined by Centerbridge, and the Registrant shall use its commercially reasonable efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, Centerbridge may revoke or withdraw such notice of a Demand Registration or Shelf Offering Notice without liability to Centerbridge by providing written notice to the Registrant.

1.04 Priority on Demand Registrations and Shelf Offerings. The Registrant will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of Centerbridge unless all Registrable Securities requested to be included by Centerbridge in such Demand Registration are included therein. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Registrant in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Registrant will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included by Centerbridge.

1.05 Restrictions on Demand Registration and Shelf Offerings. The Registrant may postpone, by notice in writing to Centerbridge, for up to 60 days (or with the consent of Centerbridge, a longer period) from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to Centerbridge if the following conditions are met: (A) the Registrant determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Registrant or any Subsidiary of the Registrant to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Registrant or (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Registrant has a bona fide business purpose for preserving

Annex A

the confidentiality of such information, or (y) disclosure would have a material adverse effect on the Registrant or the Registrant’s ability to consummate a transaction. The Registrant may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1.05 only two times in any twelve (12)-month period.

1.06 Other Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Centerbridge, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis or on a subordinate basis to the Registrable Securities in the Company held by Centerbridge; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities of the Company held by such holder or prospective holder.

Section 2. Piggyback Registrations. Whenever the Registrant proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “Piggyback Registration”), the Registrant will give prompt written notice to Centerbridge of its intention to effect such Piggyback Registration and, subject to the following sentence, will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Registrant has received written requests for inclusion therein within ten (10) days after delivery of the Registrant’s notice. Centerbridge’s Registrable Securities requested to be included in such registration shall be included if, in the opinion of the managing underwriters, the number of securities requested to be included in such registration can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering. Centerbridge may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement becoming effective. The Registrant will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

Section 3. Registration Procedures.

3.01 Registrant Obligations. Whenever Centerbridge has requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Registrant will use its reasonable commercial efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Registrant will as expeditiously as possible:

(a) prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Registrant will furnish to the counsel selected by Centerbridge covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel to be considered by Registrant in good faith);

Annex A

(b) notify Centerbridge of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Registrant or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish, without charge, to Centerbridge and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Centerbridge (the Registrant hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Registrant will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

Annex A

(f) notify in writing Centerbridge (A) promptly after it receives written notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, if required by applicable law or to the extent requested by Centerbridge, such Shareholder will use its commercially reasonable efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Registrant in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(g) (A) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Registrant are then listed and, if not so listed, to be listed on a securities exchange;

(h) use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as Centerbridge or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) make available for inspection by Centerbridge, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Registrant as will be necessary to enable them to exercise their due diligence responsibility, and cause the Registrant’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

Annex A

(k) take commercially reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Registrant’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m) use commercially reasonable efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common equity included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, commercially reasonable efforts to obtain promptly the withdrawal of such order;

(n) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o) cooperate with the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any;

(p) if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Registrant’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Registrant, the Registrant will take such action as is necessary to make any such prohibition inapplicable;

Annex A

(r) cooperate with each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of common equity of the Registrant are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(s) in the case of any underwritten offering, use its commercially reasonable efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from such Registrant’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(t) use its commercially reasonable efforts to provide (A) a legal opinion of the Registrant’s outside counsel, dated the effective date of such registration statement addressed to the Registrant, (B) on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Registrant’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Registrant’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Registrant as may be requested by Centerbridge or any underwriter of such Registrable Securities;

(u) if the Registrant files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v) if the Registrant does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(w) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Registrant is required to re-evaluate its WKSI status the Registrant determines that it is not a WKSI, use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

Annex A

Section 4. Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by Centerbridge, not to exceed $150,000 per registration in the event that Registrant is also registering shares in such registration or $500,000 per registration in the event that Centerbridge is the only party registering shares in such registration, in connection with the performance of or compliance with this Agreement or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Registrant, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Registrant and of all independent certified public accountants of the Registrant (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Registrant so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Registrant are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Registrant, (ix) all reasonable fees and disbursements of one legal counsel for Centerbridge together with any necessary local counsel as may be required by Centerbridge, (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Registrant or Centerbridge in connection with any Registration (xii) all of the Registrant’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Registrant shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for Centerbridge’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Annex A

Exhibit A

FORM OF JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of [DATE] (the “Shareholders Agreement”) among TypTap Insurance Group, Inc. and certain other parties, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of, and shall be deemed to have made all of the representations and warranties of a “Shareholder” thereunder as if it had executed the Shareholders Agreement (including, without limitation, the representations and warranties contained in Section 8 of the Shareholders Agreement) and all of such representations and warranties are true and correct as of the date hereof as if such representations and warranties were made by the Joining Party. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                         ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

Exhibit B

FORM OF SPOUSAL CONSENT

I, _______________, am the spouse of ______________________, a holder of [identify securities], without par value per share, of TypTap Insurance Group, Inc., a Florida corporation (the “Company”). I understand that my spouse is a party to the Shareholders Agreement of the Company, dated [●], 2021 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

I understand that the Shareholders Agreement contains certain provisions regarding my acquiring or retaining any equity Equity securities Securities of the Company and regarding my rights to receive equity Equity securities Securities of the Company. I agree that I may not acquire any such equity Equity securities Securities of the Company (whether by gift, purchase, will, intestate succession, operation of law or decree, order or injunction of any court, division of community or marital property, or otherwise), except in compliance with the terms of the Stockholders Shareholders Agreement. I acknowledge and understand that if I ever propose to acquire any such equity Equity securities Securities of the Company in compliance with the Shareholders Agreement, I must first agree to become a party to the Shareholders Agreement. I further acknowledge and agree that any interest I may have in equity Equity securities Securities of the Company issued by the Company (whether as a result of community property rights or otherwise) as of the date hereof is subject to the provisions of the Shareholders Agreement. Executed as of the ______ day of ______, ______.

Name:
Address:

EXHIBIT E

FORM OF GUARANTY AGREEMENT

EXECUTION VERSION

PARENT GUARANTY AGREEMENT

This continuing Parent Guaranty Agreement (as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, this “Guaranty”) is entered into as of February 26, 2021 by HCI Group, Inc. (the “Guarantor”), a Florida corporation, in favor of CB Snowbird Holdings, L.P., a Delaware limited partnership (in such capacity, together with its successors and assigns, the “Lead Investor”), on behalf of itself and the other Guaranteed Parties (as defined below).

Recitals

A. WHEREAS, pursuant to the Stock Purchase Agreement, dated as of February 26, 2021, by and among the Guarantor, TypTap Insurance Group, Inc., a Florida corporation (the “Company”) and the Lead Investor (the “Purchase Agreement”), on the date hereof, the Lead Investor acquired 10,000,000 shares of Senior Preferred Shares (as defined below) of the Company, comprising 9,000,000 of Series A-1 Preferred Stock of the Company, $0.001 par value per share (the “Voting Senior Preferred Shares”) and 1,000,000 of Series A-2 Preferred Stock of the Company, $0.001 par value per share (the “Non-Voting Senior Preferred Shares” and, together with the Voting Senior Preferred Shares, the “Senior Preferred Shares”);

B. WHEREAS, upon the closing of the transactions contemplated by the Purchase Agreement and concurrently with the execution and delivery of the Shareholders Agreement, dated as of February 26, 2021, by and among the Guarantor, the Company and the Lead Investor (the “Shareholders Agreement”), the Guarantor has issued to the Lead Investor warrants to purchase 750,000 shares of common stock of the Guarantor on the terms, and subject to the conditions, set forth therein;

C. WHEREAS, prior to the issuance of the Senior Preferred Shares, the Company amended its Articles of Incorporation by way of the Amended and Restated Articles of Incorporation of TypTap Insurance Group, Inc., pursuant to Sections 607.1007 and 6.07.1003 of the Florida Business Corporation Act, which set forth the designation, preferences, rights, privileges, powers, terms and conditions of the Senior Preferred Shares (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “TypTap Amended Charter”);

D. WHEREAS, the Company, prior to the issuance of the Senior Preferred Shares, is a direct, wholly owned subsidiary of the Guarantor, and the Guarantor will obtain substantial direct and indirect benefits from the issuance of the Senior Preferred Shares by the Company to the Lead Investor and

E. WHEREAS, in consideration therefor, the Guarantor is willing to guaranty the full payment by the Company of each of its Obligations (as defined below) to the Guaranteed Parties, all as further set forth herein.

NOW, THEREFORE, to induce the Lead Investor to purchase the Senior Preferred Shares from the Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1. Definitions.

In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, the portfolio companies of investment funds or accounts organized, managed or advised by Centerbridge Partners, L.P. or any of its Affiliates will not be deemed to be Affiliates of Centerbridge Partners, L.P. for purposes of this Guaranty.

“Capital Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Consolidated Equity Value” means, as of any date of determination, the Market Capitalization of the Guarantor; provided that, should the Guarantor’s common shares cease to trade on, or be de-listed from, the New York Stock Exchange (NYSE), “Consolidated Equity Value” shall mean the consolidated stockholders’ equity of the Guarantor and its Subsidiaries calculated on a consolidated basis in accordance with GAAP on such date.

“Consolidated Priority Debt” means, as of any date of determination and without duplication, Indebtedness of the Guarantor and its Subsidiaries calculated on a consolidated basis in accordance with GAAP on such date that is (i) secured by a Lien on any assets or property of the Guarantor and/or any Subsidiary of the Guarantor and/or (ii) incurred, assumed or guaranteed by a Subsidiary of the Guarantor that does not guarantee the Obligations on terms and conditions substantially consistent with this Guaranty (as reasonably determined by the Lead Investor).

“Consolidated Total Debt” means, as of any date of determination and without duplication, Indebtedness of the Guarantor and its Subsidiaries calculated on a consolidated basis in accordance with GAAP on such date.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” means the power, directly or indirectly, either to (a) vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control, contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.

“Convertible Notes” means the convertible notes issued by the Guarantor pursuant to the Indenture, dated as of March 3, 2017, between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the Guarantor’s 4.25% Convertible Senior Notes due 2037.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions in effect from time to time.

“Disqualified Capital Stock” means Capital Stock that by its terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of qualified capital stock or, in the case of any pass through entity, in respect of taxes), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption, in whole or in part, upon the occurrence of any event not within the control of the Person holding such security, pursuant to a sinking fund obligation or on a fixed date; or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness for borrowed money.

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“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis by such Person.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Parties” means (i) each holder of Senior Preferred Shares and (ii) the successors and assigns of each of the foregoing.

“Indebtedness” means, with respect to any Person and without duplication, (a) all obligations of such Person for borrowed money, (b) this Guaranty, (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business, (e) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (f) all capital lease obligations of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (i) Off-Balance Sheet Liabilities, (j) all obligations of such Person in respect of sale and lease-back transactions and (k) all guarantees of such Person of the type of Indebtedness described in clauses (a) through (j) above and (l) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Insurance Company Subsidiary” means any Subsidiary of the Guarantor or the Company that is a licensed insurance carrier.

“Laws” or “Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Market Capitalization” means, as of any date of determination, the 30-day trailing volume weighted average price (VWAP) multiplied by the number of fully-diluted common shares of the Guarantor then outstanding as of such date.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the ability of the Guarantor to perform any of its obligations under this Guaranty, (b) the rights and remedies of the Guaranteed Parties under this Guaranty or (c) the legality, validity or enforceability of this Guaranty.

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“Maximum Priority Debt to Consolidated Equity Value Ratio” means, as of any date of determination, the ratio of (x) Consolidated Priority Debt to (y) Consolidated Equity Value as of such date.

“Maximum Total Debt to Consolidated Equity Value Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Debt to (y) Consolidated Equity Value as of such date.

“Obligations” means the due and punctual payment by the Company to the Guaranteed Parties of any and all cash amounts due under or with respect to the Senior Preferred Shares for dividends, the “Liquidation Amount”, the “Liquidation Price” or the “Redemption Price”, each as defined in, and as and when and if due under, the TypTap Amended Charter, plus any amounts accruing or that become due and payable, in each case during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, including pursuant to Section 2.1.2 of the TypTap Amended Charter following a “Liquidation Event” or a “Deemed Liquidation Event” (each as defined in the TypTap Amended Charter) of the Guarantor.

“Off-Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any synthetic lease obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Person” means any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Priority Debt” means any Indebtedness of the type described in the definition of “Consolidated Priority Debt”.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof.

“Restricted Subsidiary” or “Restricted Subsidiaries” means each of the following Subsidiaries of the Guarantor: Homeowners Choice Managers, Inc., Greenleaf Capital, LLC, Omega Insurance Agency, Inc., Southern Administration, Inc., Enclave Services, Inc., Gators On The Pass Holdings LLC, John’s Pass Marina Investment Holdings LLC, Pass Investment Holdings LLC, TV Investment Holdings LLC, Silver Springs Property Investments, LLC, Griston Claim Services, Inc., HCPCI Holdings, LLC, Big Bend Lincoln SWC, LLC, FMKT Mel Owner LLC, Sorrento PBX, LLC, Century Park Holdings, LLC, Gulf To Bay LM, LLC, JP Beach Holdings LLC, HCI Insurance Administration Services, Inc., Westview Holdings, LLC.

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“SAP” means statutory accounting principles prescribed or permitted by the Regulatory Agency charged with the supervision of insurance companies in the state of domicile of the applicable insurance company Subsidiary of the Company.

“Solvent” means, with respect to any Person, as of any date of determination, (a) on a going concern basis the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal, state, provincial, territorial, municipal, local and foreign laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an insufficient amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States of America.

“Subsidiary” means, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power, or in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Guarantor.

Section 2. Guaranty.

2.1 The Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees to each of the Guaranteed Parties, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (the Obligations so guaranteed hereunder by the Guarantor, the “Guaranteed Obligations”). The Guarantor hereby further agrees that if any of the Obligations is not paid in full when due, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal. Notwithstanding any provision to the contrary contained herein or in any other documents relating to the Obligations, the Guaranteed Obligations shall not exceed an aggregate amount equal to the largest amount that would not render such Guaranteed Obligations subject to avoidance under applicable Debtor Relief Laws. In furtherance of the foregoing and not in limitation of any other right that the Guaranteed Parties have at law or in equity against the Guarantor by virtue hereof, for the avoidance of doubt, upon the failure of the Company to pay any Obligation when and as the same shall become due, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lead Investor for distribution to the Guaranteed Parties the amount of such unpaid Obligations.

2.2 Unconditional Guaranty of Payment. In consideration of the foregoing, the Guarantor hereby irrevocably, absolutely and unconditionally guarantees to each of the Guaranteed Parties the prompt and complete payment when due of all Obligations. The Guarantor agrees that it shall execute such other documents or agreements and take such action as the Lead Investor shall reasonably request to effect the purposes of this Guaranty. Without limiting the generality of the foregoing, this Guaranty shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the TypTap Amended Charter, by operation of Law or otherwise;

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(b) any modification or amendment of or supplement to the TypTap Amended Charter;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under the TypTap Amended Charter;

(d) any change in the corporate existence, structure or ownership of the Company or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the TypTap Amended Charter;

(e) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Company, the Guaranteed Parties or any other entity, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the (1) disposition, transfer or sale of any or all or substantially all of the Guarantor’s Capital Stock in the Company or (2) a Parent Deemed Liquidation Event (as defined in the Shareholders Agreement) occurs;

(g) any invalidity or unenforceability relating to or against the Company for any reason of the TypTap Amended Charter or any provision of applicable Law or regulation purporting to prohibit the payment by the Company of any amounts payable pursuant to the TypTap Amended Charter; or

(h) any other act or omission to act or delay of any kind by the Company, the Guaranteed Parties or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

2.3 Separate Obligations. The Guaranteed Obligations are independent of the Company’s Obligations under the TypTap Amended Charter and separate actions may be brought against the Guarantor (whether action is brought against the Company or whether the Company is joined in the action) hereunder. The Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations and waives notice of acceptance of its guarantee and notice of protest for nonpayment. The Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the TypTap Amended Charter; provided that such acknowledgment by the Guarantor shall not act as a waiver of any defense of the Guarantor that the Obligations have been paid in full at the time or prior to when due.

2.4 Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 2 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever or wherever arising.

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Section 3. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Parties that:

3.1 Existence; Power. The Guarantor (a) is duly organized, validly existing and in good standing as a corporation under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except, in the case of this clause (c), where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

3.2 Organizational Power; Authorization. The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder action. This Guaranty has been duly executed and delivered by the Guarantor, and constitutes, when executed and delivered by the Guarantor, will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Guarantor of this Guaranty (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate the Organization Documents of the Guarantor or any Law applicable to the Guarantor or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on the Guarantor or any of its assets or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of the Guarantor.

3.4 Litigation. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the Guarantor’s knowledge, threatened against or affecting the Guarantor which challenges the validity or enforceability of this Guaranty.

3.5 Compliance with Laws and Agreements. The Guarantor is in compliance with (a) all Laws and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, in each case except where non-compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.6 No Default. The Guarantor is not in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

3.7 Investment Company Act, Etc. The Guarantor is not an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.8 Taxes. The Guarantor and each other Person for whose taxes the Guarantor could become liable have timely filed or caused to be filed all federal, state and other material tax returns required to be filed by them, and have paid all federal, state and other material taxes, assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Guarantor has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Guarantor in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

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3.9 Solvency. After giving effect to the execution and delivery of this Guaranty and the incurrence by the Guarantor of the Guaranteed Obligations, the Guarantor is Solvent.

Section 4. Affirmative Covenants.

4.1 Compliance Certificate. The Guarantor agrees to deliver to the Lead Investor within 30 days of the end of each fiscal quarter of the Guarantor a compliance certificate certified by the Chief Financial Officer of the Guarantor (or equivalent officer) certifying as to compliance with the financial covenants set forth in Section 6 hereof as of the last day of such fiscal quarter, together with reasonably detailed calculations.

4.2 Ranking. The Guaranteed Obligations of the Guarantor under this Guaranty shall continue to rank at least senior in priority of payment to all subordinated Indebtedness of the Guarantor and at least pari passu in priority of payment to all senior Indebtedness of the Guarantor.

4.3 Notices. The Guarantor shall promptly and in any event within one business day after any officer or member of management of the Guarantor obtains knowledge thereof, deliver to the Lead Investor written notice of the occurrence of any event that constitutes a breach or other violation of any covenant, agreement or other obligation of the Guarantor or any Restricted Subsidiary under this Guaranty, which notice shall specify the nature thereof, the period of existence thereof and what action the Guarantor proposes to take with respect thereto.

Section 5. Negative Covenants. The Guarantor covenants and agrees that the Guarantor shall not, and (other than with respect to Section 5.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

5.1 Fundamental Changes. Merge into or consolidate the Guarantor into any Person, or permit any other Person to merge into or consolidate with the Guarantor, or sell, lease, transfer or otherwise dispose of (in a single transaction or series of transactions) all or substantially all of the assets of the Guarantor and its Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of the Guarantor’s Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve the Guarantor.

5.2 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for (i) any cash dividend on the Capital Stock of the Guarantor designated as an ordinary cash dividend by the Board of Directors of the Guarantor in an amount consistent with recent past practice and any annual increases thereon not to exceed 10.0% per year and (ii) repurchases of common Capital Stock or other similar common equity securities issued under any stockholder-approved employee equity incentive plan of the Guarantor in an aggregate amount not to exceed $10,000,000 per fiscal year of the Guarantor.

5.3 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) any transaction that is affirmed by a vote of a majority of the disinterested directors of the Board of Directors of the Guarantor and is at prices and on terms and conditions not less favorable to the Guarantor or any Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or (b) any Restricted Payment permitted by Section 5.2.

5.4 Amendment to Organizational Documents. Amend, modify or waive any of its rights in a manner adverse to any of the Guaranteed Parties express rights under its Organization Documents or amend, modify or waive any of the Company’s rights in a manner adverse to any of the Guaranteed Parties’ express rights under the TypTap Amended Charter.

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5.5 Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP or SAP, as the context may require, in a manner that is materially adverse to the Guaranteed Parties.

5.6 Modifications to Convertible Notes. Make any amendment or other modification to, or refinance, replace or otherwise renew (in a single transaction or series of transactions), the Convertible Notes, in each case that results in the Convertible Notes or the refinancing, replacement or other renewal thereof (in a single transaction or series of transactions) maturing, or having a repurchase option in favor of the holders thereof (i.e., a “put right”), on or prior to April 30, 2025.

Section 6. Financial Covenants

6.1 Maximum Total Debt to Consolidated Equity Value Ratio. The Guarantor covenants and agrees that at all times the Guarantor shall not permit the Maximum Total Debt to Consolidated Equity Value Ratio to exceed 60.0%; provided that if, as of any date of determination, Consolidated Total Debt is equal to or less than $350,000,000 in the aggregate as of such date, the Guarantor shall be deemed to be in compliance with this Section 6.1 as of such date.

6.2 Maximum Priority Debt to Consolidated Equity Value Ratio.

(a) The Guarantor covenants and agrees that at all times the Guarantor shall not permit the Maximum Priority Debt to Consolidated Equity Value Ratio to exceed 20.0%; provided that if, as of any date of determination, Consolidated Priority Debt is equal to or less than $100,000,000 in the aggregate as of such date, the Guarantor shall be deemed to be in compliance with this Section 6.2(a) as of such date.

(b) If, notwithstanding the prohibition contained in Section 6.2 (a), the Guarantor or any Subsidiary of the Guarantor shall, directly or indirectly, incur, assume or suffer to exist any Priority Debt that would result in a violation or breach of Section 6.2(a), the Guarantor shall, or shall cause such Subsidiary to, concurrently therewith (i) secure the Obligations on an equal and ratable basis with such Priority Debt pursuant to documentation reasonably acceptable to the Lead Investor and for so long as such Priority Debt shall be so secured and/or (ii) cause the obligor under such Priority Debt to guarantee the Obligations pursuant to documentation reasonably acceptable to the Lead Investor and for so long as such Priority Debt shall be outstanding. For the avoidance of doubt, if the Guarantor complies with this Section 6.2(b) concurrently with the incurrence of the applicable Priority Debt that results in what would otherwise be a breach or violation of Section 6.2(a), then the Guarantor shall be deemed to be in compliance with Section 6.2(a) at such time notwithstanding what would otherwise be a breach or violation.

(c) The Guarantor shall give the Lead Investor at least twenty (20) business days written notice prior to the incurrence of any Priority Debt that would require the application of the provisions set forth in Section 6.2(b) above.

Section 7. General Waivers. The Guarantor irrevocably waives:

(a) any right to require any Guaranteed Party to (i) proceed against the Company or any other Person, (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Each Guaranteed Party may exercise or not exercise any right or remedy it has against the Company or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting the Guarantor’s liability hereunder;

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(b) any defenses from disability or other defense of the Company or from the cessation of the Company’s liabilities;

(c) any setoff, defense or counterclaim against the Guaranteed Parties;

(d) any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against the Company;

(e) any right to enforce any remedy that any Guaranteed Party has against the Company;

(f) any rights to participate in any security held by any Guaranteed Party (if any);

(g) any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by the Company to any Guaranteed Party. The Guarantor is responsible for being and keeping itself informed of the Company’s financial condition; and

(h) the benefit of any act or omission by any Guaranteed Party that directly or indirectly results in or aids the discharge of the Company from any of the Obligations by operation of law or otherwise.

Section 8. Discharge of Guaranty Upon Payment In Full; Reinstatement. The Guarantor’s obligations hereunder shall remain in full force and effect until the earlier of: (i) all Obligations shall have been paid in full by the Company and/or the Guarantor and (ii) there are no longer any Senior Preferred Shares outstanding. Notwithstanding any provision of the TypTap Amended Charter or this Guaranty to the contrary, the Guaranteed Obligations shall be reinstated and revived and the rights of the Guaranteed Parties shall continue if and to the extent that for any reason any payment by or on behalf of the Guarantor or the Company is rescinded or must be otherwise restored by the Guaranteed Parties, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by the Lead Investor in its reasonable discretion; provided, however, that if the Lead Investor chooses to contest any such matter at the request of the Guarantor, the Guarantor agrees to indemnify and hold harmless the Investor from all costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for that payment. The Guarantor’s obligations under this Section 9 shall survive termination of this Guaranty.

Section 9. No Waiver; Amendments. No failure on the part of any Guaranteed Party to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between the Guarantor and the Lead Investor, and no consent or waiver hereunder shall be valid unless in writing and signed by the Lead Investor.

Section 10. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of the Company from the performance of any of the Obligations shall release or discharge the Guarantor from this Guaranty or the performance of its obligations hereunder.

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Section 11. Remedies.

11.1 If any representation and warranty set forth in this Guaranty is inaccurate in any material respect, any covenant, condition or other agreement set forth in this Guaranty is breached or violated or any other obligation under this Guaranty is breached or violated (including, without limitation, the requirement for the Guarantor to make payment of the Guaranteed Obligations to the Guaranteed Parties when owing, due and payable hereunder), each Guaranteed Party may exercise any all rights and remedies available to it, whether based in contract, tort, equity or any other theory. Notwithstanding anything set forth herein to the contrary and without limiting the foregoing, (a) if any representation and warranty made by the Guarantor in this Guaranty is inaccurate in any material respect or the Guarantor breaches (1) any of its payment obligations to the Guaranteed Parties contemplated under Section 2 hereof or (2) any of the covenants set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.6, Section 6.1 or Section 6.2 hereof and (b) to the extent that such inaccurate representation and warranty or breach is capable of being cured and is not cured within 30 days after the Lead Investor delivers written notice to the Guarantor of such inaccuracy or breach, then such inaccuracy or breach shall constitute a “Deemed Liquidation Event” of Parent under the TypTap Amended Charter.

11.2 Unless the holders of at least a majority of the outstanding Senior Preferred Shares elect otherwise by written notice sent to the Company within ten (10) days after a “Liquidation Event” or a “Deemed Liquidation Event” (each as defined in the TypTap Amended Charter) with respect to the Guarantor, in the event of a “Liquidation Event” or a “Deemed Liquidation Event” with respect to the Guarantor, the Guaranteed Obligations shall immediately and automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantor and the Company.

11.3 Unless the holders of at least a majority of the outstanding Senior Preferred Shares elect otherwise by written notice sent to the Company within ten (10) days after a “Deemed Liquidation Event” (as defined in the TypTap Amended Charter) with respect to the Company, in the event of a “Deemed Liquidation Event” with respect to the Company, the Guaranteed Obligations shall immediately and automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantor and the Company. In the event of a “Liquidation Event” (as defined in the TypTap Amended Charter) with respect to the Company, the Guaranteed Obligations shall immediately and automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantor and the Company.

Section 12. Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to the Guarantor:	HCI Group, Inc.
5300 West Cypress Street, Suite 100
Tampa, Florida 33607
Attention: Andrew J. Graham, General Counsel
Email: agraham@hcigroup.com

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with a copy to:	Foley & Lardner LLP
(which shall not	100 North Tampa Street, Suite 2700
constitute notice)	Tampa, Florida 33602

Attention: Curt P. Creely and Beth Felder
Email: ccreely@foley.com and bfelder@foley.com

If to the Lead Investor:	CB Snowbird Holdings, L.P.
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, NY 10152-0002
Attn: The Office of the General Counsel; Eric Hoffman
Email: ehoffman@centerbridge.com and
legalnotices@centerbridge.com

with a copy to:	Kirkland & Ellis LLP
(which shall not	601 Lexington Avenue
constitute notice)	New York, NY 10022

Attention: Rajab S. Abbassi, P.C., Judson A. Oswald, P.C. and
Omar Raddawi

Email: rajab.abbassi@kirkland.com;
judson.oswald@kirkland.com and omar.raddawi@kirkland.com

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) business days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next business day after deposited with such service.

Section 13. Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the Guarantor and the Guaranteed Parties, whether written or oral, respecting the subject matter hereof.

Section 14. Severability. If any provision of this Guaranty is held to be unenforceable under applicable Law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the Guarantor and the Guaranteed Parties to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable Law.

Section 15. Subrogation. Upon making full payment with respect to the Obligations of the Company, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such Obligations; provided that the Guarantor shall not enforce any payment by way of subrogation so long as any Obligation remains unpaid.

Section 16. Indemnity; Payment of Expenses. The Guarantor shall indemnify each Guaranteed Party against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement, in each case to which such Guaranteed Party may become

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subject, as a result of, arising in connection with or relating to this Guaranty. The Guarantor shall pay, promptly on demand, all Expenses incurred by the Guaranteed Parties in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable out-of-pocket and documented attorneys’ fees and expenses) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against the Guarantor under any Debtor Relief Laws).

Section 17. Assignment. This Guaranty shall be binding upon and inure to the benefit of the Guarantor and each of the Guaranteed Parties and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lead Investor, which may be granted or withheld in the Lead Investor’s sole discretion. Any such purported assignment by the Guarantor without the Lead Investor’s written consent shall be void ab initio.

Section 18. Governing Law, Personal Jurisdiction, Waiver of Jury Trial.

(a) This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Beneficiary may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

(c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY.

Section 19. Counterparts. This Guaranty may be executed in two or more counterparts (including by facsimile or PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Section 20. Headings. The headings in this Guaranty are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows.]

14

GUARANTOR:

HCI GROUP, INC.

By:
Name:
Title:

[Signature Page to Guaranty]

LEAD INVESTOR:

CB SNOWBIRD HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to Guaranty]

EXHIBIT F

FORM OF WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR (IF REQUESTED BY THE COMPANY) TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (II) RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

HCI GROUP, INC.

Warrant Shares: 750,000	Date: February 26, 2021

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, CB Snowbird Holdings, L.P., a Delaware limited partnership, or its assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant as set forth above (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the fourth (4th) anniversary of the Initial Exercise Date unless earlier terminated as provided herein (the “Termination Date”) but not thereafter, to subscribe for and purchase from HCI Group, Inc., a Florida corporation (the “Company”), up to 750,000 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) below.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value.

“Company Sale” means (i) a sale or transfer of 50% or more of the equity securities of the Company to transferees that are not Affiliates of the respective transferors and in which such transferors do not otherwise have an ownership interest, (ii) the sale or disposition of all or substantially all of the Company’s assets, or (iii) any merger, consolidation, or other business combination of the Company with an entity that is not an Affiliate of the Company.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, as of any particular date (i) the closing sales price of the Common Stock for such date on the Trading Market on which the Common Stock is at the time be listed, (ii) if there have been no sales of the Common Stock on such Trading Market on any such date, the average of the highest bid and lowest asked prices for the Common Stock on the Trading Market at the end of such date, (iii) if on any such day the Common Stock is not listed on a national securities exchange, the closing sales price of the Common Stock as quoted on the OTC for such date, (iv) if there have been no sales of the Common Stock on the OTC on such date, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC at the end of such date or (v) if at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC, the fair market value per share as determined in good faith by the Board of Directors; provided, with respect to clause (v) the Holder is entitled to object to the fair market value per share determined by the Board of Directors and require, at the Company’s sole expense, such determination to be made by a nationally recognized investment banking, accounting or valuation firm that is reasonably acceptable to the Board of Directors.

“OTC” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic interdealer quotation system, the OTC Markets Group Inc. electronic interdealer quotation system, including OTCQX, OTCQB and OTC Pink, or any similar quotation system or association.

“Party” means either Company or Holder, as applicable.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the New York Stock Exchange or the market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means the Company and any successor transfer agent of the Company.

“VWAP” means, for each of the 30 consecutive Trading Days preceding the date of testing, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HCI<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer of immediately available funds or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $54.40 per share, subject to adjustment hereunder (the “Exercise Price”). The Exercise Price shall be payable, at the Holder’s election set forth in the Notice of Exercise, by (i) a cash payment to the Company of the Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company or (ii) an election to receive upon such exercise the “net number” of shares of Common Stock, where the Company will withhold a number of Warrant Shares (subject to Section 2(c)(v) hereof) then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the date of the Notice of Exercise equal to such Exercise Price (a “Cashless Exercise”).

c) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days after delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant at any time prior to the expiration of the Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Conditional Exercise. Notwithstanding the foregoing, if an exercise of any portion of this Warrant is to be made in connection with a Company Sale, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case the Warrant Share Delivery Date shall be the date of such consummation and such exercise shall not be deemed to be effective until immediately prior to such consummation on the Warrant Share Delivery Date.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Automatic Exercise upon Termination Date. If, at the expiration of this Warrant, the Holder has remaining Warrant Shares subject to this Warrant (excluding Warrant Shares that the Holder has delivered a duly executed Notice of Exercise pursuant to Section 2(a) hereof), then such Warrant Shares shall be automatically deemed to be irrevocably exercised pursuant to a Cashless Exercise by the Holder immediately prior to the Termination Date.

Section 3. Certain Adjustments.

a) Adjustments.

i. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

ii. Issuance of Rights, Options or Warrants. If the Company issues to all of the record holders of its Common Stock any rights, options or warrants entitling them, to subscribe for or purchase shares of the Common Stock (the “Purchase Rights”) at a price per share that is less than the average of the Fair Market Value of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have received if the Holder had held the number of shares of Common Stock that would have been issuable to the Holder upon complete exercise of this Warrant (assuming payment of the Exercise Price in cash) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

iii. Distribution Transactions. If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all holders of record of the Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 3(a)(i) or Section 3(a)(ii), (b) dividends or distributions paid exclusively in cash, (c) distributions in a transaction described in Section 3(b); and (d) Spin-Offs as to which the provisions set forth below in this Section 3(a)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Exercise Price shall be decreased based on the following formula:

EP1 = EP0 x ((SPo - FMV) ÷ SP0)

where,

“EP0” means the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

“EP1” means the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

“SP0” means the average Fair Market Value of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

“FMV” means the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this Section 3(a)(iii) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder of this Warrant shall receive at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder had exercised this Warrant in full prior the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 3(a)(iii) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Fair Market Value of the Common Stock over the 10 consecutive

Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Company will not adjust the Exercise Price pursuant to the foregoing in this Section 3(a)(iii) until the earliest of these triggering events occurs, and the Company will readjust the Exercise Price to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with the Common Stock and will be issued in respect of future issuances of the shares of the Common Stock.

With respect to an adjustment pursuant to this Section 3(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exercise Price shall be decreased based on the following formula:

EP1 = EP0 x (MP0 ÷ (FMV + MPo))

where,

“EP0” means the Exercise Price in effect immediately prior to the close of business on the Effective Date of the Spin-Off;

“EP1” means the Exercise Price in effect immediately after the close of business on the Effective Date of the Spin-Off;

“FMV” means the average Fair Market Value of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Fair Market Value as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

“MP0” means the average Fair Market Value of the Common Stock over the Valuation Period.

The adjustment to the Exercise Price under the preceding paragraph will be calculated as of the open of business on the last Trading Day of the Valuation Period, but shall be given effect as of the close of business on the Effective Date of the Spin-Off. If the Warrant Share Delivery Date occurs during the related Valuation Period, the Company will pay or deliver, as the case may be, the cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, if any, on the third Business Day immediately following the last day of the Valuation Period, and the Person in whose name any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Valuation Period. If any distribution of the type described in this Section 3(a)(iii) is declared but not so made, the conversion rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.

iv. Cash Dividends. If any cash dividend or distribution is made to all holders of record of the Common Stock during any fiscal quarter in an aggregate amount that, together with all other cash dividends or distributions made during such fiscal quarter, exceeds $0.40 per share of Common Stock (appropriately adjusted from time to time for any share dividends or combinations or subdivisions of the Common Stock) (the “Reference Dividend”), the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 x ((SP0 - C) ÷ SP0)

where,

“EP0” means the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

“EP1” means the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

“SP0” means the average Fair Market Value of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

“C” means the amount in cash per share the Company distributes to all or substantially all holders of its Common Stock that exceeds the Reference Dividend.

Any increase pursuant to this Section 3(a)(iv) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exercise Price shall be increased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder of this Warrant shall receive, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had exercised this Warrant in full prior the dividend or distribution.

Notwithstanding the foregoing, ten (10) Business Days following the receipt by the Holder of this Warrant of written notice from the Company that the VWAP of the Common Stock has exceeded $110.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, and the like) for ten (10) consecutive Trading Days, the Holder shall no longer be entitled to any further adjustment pursuant to this paragraph (iv).

b) Fundamental Transaction. If, at any time while this Warrant is outstanding (except in connection with a Sale Notice, as described below), (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, in the event that the Company elects to provide the Holder with a Sale Notice for a proposed Company Sale that would otherwise be considered a Fundamental Transaction, as described below in Section 3(d)(iii), this Section 3(b) shall not apply to such proposed Company Sale.

c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock (other than a regular dividend that is publicly announced in advance), (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the Commission, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii. Sale Notice. Notwithstanding anything to the contrary set forth in this Warrant, in the event of a proposed Company Sale, the Company may elect to give written notice to the Holder of the proposed Company Sale (a “Sale Notice”). If provided, the Sale Notice will include the latest draft of the proposed definitive purchase agreement or merger agreement relating to the Company Sale unless the Company is contractually prohibited from providing a copy of such draft, in which case the Sale Notice will include a description of the material terms of the proposed Company Sale in reasonable detail. The Sale Notice, if elected to be provided by the Company, shall be provided no less than fifteen (15) Business Days prior to the anticipated closing date of the Company Sale. In the event that the Company does not receive a Notice of Exercise within fifteen (15) Business Days after delivering the Sale Notice, then, if the Holder has remaining Warrant Shares subject to this Warrant (excluding Warrant Shares that the Holder has delivered a duly executed Notice of Exercise pursuant to Section 2(a) hereof), such Warrant Shares shall be automatically deemed to be irrevocably exercised pursuant to a Cashless Exercise by the Holder immediately prior to the closing date of the Company Sale. For avoidance of doubt, Section 3(b) shall not apply in the event of Sale Notice with respect to a Company Sale that would otherwise be considered a Fundamental Transaction.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Securities Act. Any certificate that may be issued representing Warrant Shares shall bear a restrictive legend regarding no registration under the Securities Act.

b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a Party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either Party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing Party in such action, suit or proceeding shall be reimbursed by the other Party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 5300 West Cypress Street, Suite 100, Tampa, FL 33607, Attention: Andrew J. Graham, General Counsel, email address: agraham@hcigroup.com, or such other email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the Party to whom such notice is required to be given.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

HCI GROUP, INC. (“Company”)

By:
	Name:	Paresh Patel
	Title:	Chief Executive Officer

Agreed to and accepted as of the date first above indicated:

CB SNOWBIRD HOLDINGS, L.P. (“Holder”)

By: CSCP III Cayman GP Ltd., its general partner

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	HCI GROUP, INC.

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and [tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any][surrenders Warrant Shares with an Exercise Price of $ , representing the full purchase price for such Warrant Shares at the exercise price per Warrant Shares provided for in such Warrant, together with all applicable transfer taxes, if any].

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[(3) Pursuant to Section 2(c)(iv) of the Warrant, the foregoing exercise and purchase is conditioned on _________.]

The undersigned hereby represents and warrants as follows:

(a) the undersigned is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(b) (i) the undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purposes of acquiring the Warrant or such shares of Common Stock or (ii) the undersigned is not a US Person as defined in Regulation S under the Securities Act, and the Warrant is not being exercised on behalf of a US Person. The undersigned’s financial condition is such that it is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of investment in the Company.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

The undersigned hereby agrees that it will not sell, assign or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated: , ,

Holder’s Signature:

Holder’s Address: